UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2012

Date of Report (Date of earliest event reported)

Cellteck, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	000-53246	98-0550353
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2049 Century Park East, Suite 3670, Los Angeles, California 90067

(Address of principal executive offices)

(Zip Code)

(310) 552-1555

Registrant’s telephone number, including area code

417 Exeter Road

London, ON Canada N6E 2Z3

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS AND INFORMATION

This Current Report on Form 8-K (this “Report”), the other reports, statements, and information that we have previously filed or that we may subsequently file with the Securities and Exchange Commission (the “SEC”), and public announcements that we have previously made or may subsequently make include, may include or may incorporate by reference certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to enjoy the benefits of that act. Unless the context is otherwise, the forward-looking statements included or incorporated by reference in this Report and those reports, statements, information and announcements address activities, events or developments that Cellteck, Inc., a Nevada corporation (together with its subsidiary, Eos Petro, Inc., a Delaware corporation (“Eos”), and Eos’ two subsidiaries, EOS Atlantic Oil & Gas Ltd., a Ghanaian limited liability company, and Plethora Energy, Inc., a Delaware corporation, herein after referred to as “we,” “us,” “our,” or “our Company” unless context otherwise requires) expects or anticipates, will or may occur in the future. Any statements in this Report about expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” and similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties, which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Report. All forward-looking statements concerning economic conditions, rates of growth, rates of income or values as may be included in this document are based on information available to us on the dates noted, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results may differ materially from those in such forward-looking statements due to fluctuations in interest rates, inflation, government regulations, economic conditions and competitive product and pricing pressures in the geographic and business areas in which we conduct operations, including our plans, objectives, expectations and intentions and other factors discussed elsewhere in this Report.

The risk factors referred to in this Report could materially and adversely affect our business, financial conditions and results of operations and cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, and you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The risks and uncertainties described below are not the only ones we face. New factors emerge from time to time, and it is not possible for us to predict which will arise. There may be additional risks not presently known to us or that we currently believe are immaterial to our business. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. If any such risks occur, our business, operating results, liquidity and financial condition could be materially affected in an adverse manner. Under such circumstances, you may lose all or part of your investment.

The industry and market data contained in this Report are based either on our management’s own estimates or, where indicated, independent industry publications, reports by governmental agencies or market research firms or other published independent sources and, in each case, are believed by our management to be reasonable estimates. However, industry and market data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. We have not independently verified market and industry data from third-party sources. In addition, consumption patterns and customer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be verifiable or reliable.

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Summary of Principal Terms of the Merger Agreement

On October 12, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between Cellteck, Inc., a Nevada corporation (“Cellteck”), Eos Petro, Inc., a Delaware corporation (“Eos”), and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cellteck (“Merger Sub”), dated July 16, 2012, Merger Sub merged into Eos, with Eos being the surviving entity (the “Merger”). As a result of the Merger, Eos became a wholly-owned subsidiary of Cellteck. Upon the closing of the Merger, each issued and outstanding share of common stock of Eos, was automatically converted into the right to receive one share of our Series B preferred stock. At the closing, we issued 37,850,044 shares of Series B preferred stock to the former Eos stockholders, subject to the rights of the stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law to accept cash in lieu of shares of the equity securities of Cellteck.

Each share of our Series B preferred stock is convertible into 800 shares of our common stock and will automatically convert into shares of our common stock upon the filing, by us, of an amendment to our articles of incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock.

Prior to the closing of the transactions contemplated by the Merger Agreement, there were 61,633,891 shares of common stock and 40,000,000 shares of Series A preferred stock issued and outstanding. Simultaneously with the closing of the Merger:

•	the holders of 40,000,000 shares of our Series A preferred stock converted their shares into 100,000 shares of Series B preferred stock; and

•	the holders of $150,000 of outstanding indebtedness converted such debt into 5,900,000 shares of Series B preferred stock, 2,805,000 shares of which were sold to former Eos stockholders.

The securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Upon completion of the Merger and assuming the conversion of the Series B preferred stock into shares of our common stock, the former stockholders of Eos own approximately 93% of the then outstanding shares of our common stock (including shares of Series B preferred stock convertible into shares of our common stock) and the holders of our previously outstanding debt and outstanding shares of our common stock own the balance.

Following the completion of the transactions contemplated by the Merger Agreement, there were 61,633,891 shares of common stock and 43,850,044 shares of Series B preferred stock issued and outstanding (subject to the rights of the former stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law). In connection with the closing of the Merger, none of the 37,850,044 shares of Series B preferred stock otherwise issuable under the Merger Agreement to the former stockholders of Eos chose to exercise appraisal rights under applicable provisions of Delaware law. Eos delivered a notice to the former stockholders of Eos to the effect that they were entitled to appraisal rights, but none of the former stockholders of Eos chose to exercise those rights within the statutory time period.

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Description of Business

Overview

We are primarily in the business of acquiring, exploring and developing oil and gas-related assets. We also market the Safe Cell Tab product line, which consists of products designed to protect users against the potentially harmful and damaging effects of electromagnetic radiation or EMF’s emitted from electrical devices.

Historical Development

We were originally organized in British Columbia in 1996. We were organized to serve as a vehicle for the re-organization and spin-off of Safe Cell Tab, Inc.’s business of marketing the Safe Cell Tab product line and exist as its successor in interest. We have since been in the business of marketing the Safe Cell Tab product line. The Safe Cell Tab is a small, thin, oval shaped device designed specifically to help protect users of cell phones, cordless phones, laptops, microwaves and any other hand held devices from the potentially harmful and damaging effects of electromagnetic radiation or EMF’s, which are emitted from these electrical devices.

On September 30, 2008, we changed our domicile to the state of Nevada.

Eos was incorporated in Delaware on May 2, 2011. On June 6, 2011 Eos acquired a 100% working interest and 80% net revenue interest in five land leases in Edwards County, Illinois (the “Works Property”) which have historically produced oil since 1940. On October 12, 2012, pursuant to the Merger Agreement, Eos became a wholly-owned subsidiary of Cellteck.

While we will continue our Safe Cell Tab business for the foreseeable future following completion of the Merger Agreement, our principal focus will shift to the business of Eos, our wholly-owned subsidiary, which is in the business of acquiring, exploring and developing oil and gas-related assets. Eos currently owns the rights to exploit oil on five leases in Illinois, and, through its subsidiaries, is focusing efforts on acquiring rights to properties in Africa that are believed to have oil and gas reserves. Eos is the 100% owner of its subsidiary Plethora Energy, Inc., a Delaware corporation (“Plethora Energy”) and the 90% owner of EOS Atlantic Oil & Gas Ltd., a Ghanaian limited liability company (“EAOG”). The other 10% of EAOG is owned by one of our Ghanaian-based consultants.

Description of the Works Property

The Works Property is comprised of five oil and gas leases (M. Works Tract 2, G.J. Works, G.J. Works Tract 3, F. Woods and F. Woods et al. Tract 4) in an approximately 700 acre tract of land bordered by the Illinois Highway 130 to the north, the Hux Oil Hedge Lease and Illinois Highway 130 to the east, and farmland with small tracts of wooded areas to the south and west. The Works Property is located in the Albion Township 25 South, Range 11 East in a portion of Section 18 and the northern half of Section 19 in Edwards County, Illinois.

Wells have been drilled and developed on the Works Property since 1940. However, the wells at the Works Property were not in operation between 2008 and 2011, when the then-owner of the Works Property died, and his widow had all of the operating wells on the Works Property shut-in. Since acquiring the Works Property in 2011, Eos, with the assistance of TEHI, has reactivated four of the total nineteen oil wells on the Works Property to producing status. The Works Property additionally has six injection wells, none of which are presently in use. As available financing allows, we intend to reactive seven more oil wells and three injection wells. We estimate that the average cost to reactivate one of these wells is $10,000. We have also identified ten locations for the drilling of new wells, for which we estimate the cost to range between $120,000 and $300,000 per well. Assuming financing is available, four wells are scheduled for drilling and completion in 2012, three in 2013 and three in 2014.

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As of the date of this Report, the Works Property had 4 gross and 4 net productive oil wells over approximately 700 gross and 500 net developed acres. The Works Property also has approximately 200 undeveloped acres.

TEHI has estimated that current production for the Works Property is approximately 5 barrels of oil per day (“BOPD”), although they have not been acting as our operator for a long enough period of time to calculate a separate average production cost per unit of oil produced. Eos and TEHI’s combined operating expenses for the Works Property for the period from May 2, 2011 (inception) to December 31, 2011 were $75,411, and for the six month period ended June 30, 2012 were $154,474. These amounts include work done on the Works Property to reopen wells, in addition to work done to produce oil. For the period from May 2, 2011 (inception) to December 31, 2011, Eos also reported $390,562 in production costs, and for the six month period ended June 30, 2012, production costs were $19,406. These production costs were primarily made up of payments to third party consultants for their assistance with potential acquisitions and due diligence surveys and environmental reports.

Crude Oil Sales

We sell our crude oil and condensate obtained on the Works Property to Countrymark Refining and Logistics, LLC (“Countrymark”) pursuant to an agreement between our operator, TEHI, and Countrymark effective as of September 1, 2011, as amended. The agreement remains in effect until it is revoked in writing by TEHI or upon Countrymark giving TEHI 30 days’ notice. We sell to Countrymark at prevailing daily market prices, which normally incorporate regional differentials that include but are not limited to transportation costs and adjustments for product quality.

Pursuant to our agreement with TEHI, TEHI is paid for its operating expenses and certain supervision fees directly from the proceeds of our sale of crude oil to Countrymark before Countrymark remits the sales of the crude oil to us.

From September 29, 2011 (the date of the first statement of oil runs from Countrymark) through August 8, 2012 (the date of the last statement of oil runs from Countrymark prior to the filling of this Report), the Works Property produced approximately 1027 net barrels of oil, for which the average sales price per barrel of produced was $87.12.

Eos’ revenue from the Works Properties for the period from May 2, 2011 (inception) to December 31, 2011 was $30,968 and revenue for the six month period ended June 30, 2012 was $16,474.

Illinois Proved Reserves and Production

While Eos has not had to file a reserve estimate with any federal authority or agency since the beginning of the last fiscal year, Eos commissioned Hahn Engineering, Inc. (“Hahn”) to provide a reserve evaluation covering three of the five leases that make up the Works Property, or approximately 300 acres of the total 700 acres of land in the Works Property. Hahn provided Eos with a completed reserve evaluation on August 29, 2011. The evaluation was originally prepared only for the purpose of securing either private or bank financing to purchase other oil producing properties, but on September 14, 2012 Hahn revised and updated his original report to: (1) apply the methods and procedures Hahn considered necessary to comply with applicable SEC guidelines; and (2) update the date of the included estimates to September 1, 2012.

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The following table provides evaluation information on 300 acres of the Works Property as of September 1, 2012 from Hahn’s September 14, 2012 reserve evaluation:

	Proved Developed (a)			Proved Undeveloped (b)	Total Proved (c), (d)
	Producing		Non-Producing	Undrilled	Proved
Gross Reserves
Oil-Barrels (e)	4,308		43,776	276,450	324,534
Net Reserves
Oil-Barrels (e)	3,446		35,021	221,160	259,627
Income Data
Future Gross Revenue (f)	$297,080	(g)	$3,018,793	$19,063,992	$22,379,864
Deductions (h)	$147,000		$1,969,500	$4,155,000	$6,271,500
Future Net Income (FNI) (i)	$150,080		$1,049,293	$14,908,992	$16,108,364
Discounted FNI (j)	$116,766		$703,037	$10,420,107	$11,239,909

(a) In general, the proved developed producing reserves were estimated by the performance method. The reserves estimated by the performance method utilized extrapolations of various historical oil sales data in those cases where such data were definitive. The proved developed non-producing reserves were based data taken prior to 2008, when the Works Property wells were shut-in.

(b) The proved undeveloped undrilled reserves were based on recoveries from similar zone production from the Works Property with a reasonable certainty that they will be recovered.

(c) Initial production rates were based on current producing rates for those four wells now in production. The proved reserves conform to the definition as set forth in the SEC regulation Part 210.4-10(a).

(d)The reserves included in this report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered, and if recovered, the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of reserves may increase or decrease as a result of future operations.

(e) Liquid hydrocarbons are expressed in standard 42 gallon barrels.

(f) Oil prices were based on the average posted crude oil price for the 1st day of each of the twelve prior months, September 2011 through August 2012, or $86.20 per barrel and held constant thereafter per SEC guidelines. There is no severance tax in the State of Illinois.

(g) Liquid hydrocarbon reserves account for approximately 100% of the total future gross revenue from the proved developed producing reserves.

(h) Deductions are comprised of the normal direct and indirect costs of operating the wells, i.e. pumper’s expense, electricity, propane, chemical inhibitor, supplies, insurance and normal well repair expense. There is no severance tax in Illinois. Operating expenses were based on both similar well operating expenses incurred by the operator at other similar wells. The operating expenses were held constant for the economic life of each lease. No deduction was made for indirect costs such as loan repayments, interest expense and exploration and development prepayments that are not charged directly to the leases or wells.

(i) The FNI is before the deduction of state and federal income taxes and general administrative overhead, and has not been adjusted for outstanding loans that may exist, nor does it include any adjustment for cash on hand or gas production imbalances that may exist.

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(j) The discounted future net income was calculated using a discount rate of 10% per annum compounded semi-annually.

We believe that the assumptions, data, methods and procedures used to generate Hahn’s August 2011 and September 2012 reserve evaluation were appropriate for the intended purposes of the evaluations.

Controls Over Reserve Estimates

Our controls over reserve estimates included retaining Hahn Engineering, Inc. (“Hahn”) as an independent petroleum engineering firm to generate the most recent reserve evaluation. Hahn does not have any interest in the Works Property and neither the employment to complete the reserve report nor the compensation was contingent on estimates of reserves and future income for the Works Property. Eos provided information about some of our oil and gas properties to Hahn, and Han prepared their own estimates of the reserves attributable to those properties. All of the information regarding the Works Property reserves in this report is derived from Hahn’s August 2011 reserve report. The reserve report is included as an exhibit to this Report.

The reserve estimates shown herein have been independently evaluated by Hahn. Within Hahn, the technical person primarily responsible for preparing the estimates set forth in the reserve report incorporated herein was Mr. Joseph Hahn. Mr. Hahn performs consulting petroleum engineering services under the State of Missouri Registered Professional Engineer No. E-20517. Joseph Hahn has been working as an oil and gas engineer since the 1970s. Mr. Hahn has substantial experience in the Illinois Basin.

Business Strategy

While we will continue our Safe Cell Tab business for the foreseeable future, our principal focus will be on our oil and gas-related business. As such, we intend to change our name from “Cellteck, Inc.” to “Eos Petro, Inc.” For our oil and gas-related business, our aim is to explore, develop and produce oil, gas and other energy resources. Our strategy involves exploiting our existing asset base and acquiring new hydrocarbon reserves, resources and exploration acreage, where opportunities exist to enhance value, while assembling professional teams to use the latest technologies to explore for oil and gas. Commercial discoveries will be appraised and then, where deemed economic, and assuming the availability of the necessary financing, progressed through to the production stage. We anticipate that the cash flow generated from production will be reinvested in exploration and further development of oil and gas properties. In order to execute this strategy, after acquiring our first oil producing domestic property, the Works Property, we have applied to obtain rights to an oil concession in Africa. We are also evaluating other properties in the U.S. for potential acquisitions.

We have various agreements with consultants to help us obtain rights in Africa, and have had several companies express interest in becoming our operator should we obtain an oil concession in Africa. Eos’ wholly-owned subsidiary Plethora Energy is presently focusing on obtaining rights to one oil concession located off the coast of Ghana. Laws in Ghana require that any application for a Ghanaian oil concession come from a Ghanaian company, so we also formed EAOG to pursue other concessions in Ghana. No assurance can be given that any concession application will be approved.

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Material Agreements

On May 3, 2011, Eos entered into a Contribution Agreement with Plethora Partners LLC (“Plethora”), a company wholly owned by Nikolas Konstant, our Chairman of the Board, Chief Executive Officer, Chief Financial Officer and majority stockholder. At the time of the transaction, Mr. Konstant was the founder of Eos, sole member of the Board of Directors of Eos and sole stockholder of Eos. Mr. Konstant formed Plethora solely as a vehicle in which to hold his equity investments and through which he could perform services for other companies. Plethora conducted no business prior to entering into the Contribution Agreement, other than negotiating for the rights to the Works Property. Pursuant to the Contribution Agreement, Plethora contributed any and all of its right, title and interest in and to contracts and/or potential contracts (including for the Works Property) in its possession that would be material to the operation of Eos’ business. In exchange, Eos issued to Plethora an aggregate of 31,499,000 shares of Eos’ common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

On June 6, 2011, Eos acquired from TEHI Illinois, LLC, an unaffiliated third party (“TEHI”), a 100% working interest and 80% net revenue interest the Works Property, which consists of five leases in the Albion Consolidated Field in Edwards County, Illinois, pursuant to a Purchase and Sales Agreement. Eos acquired these rights in exchange for 1,479,544 shares of Eos’ common stock. These shares were subsequently converted into 1,479,544 shares of our Series B preferred stock pursuant to the Merger Agreement.

In connection with the acquisition of the Works Property, on June 6, 2011 TEHI orally agreed to act as the operator for the Works Property. This agreement was subsequently memorialized in writing on June 6, 2012 (the “Operating Agreement”). Pursuant to the Operating Agreement, TEHI has been the operator of the Works Property, with full control and management of all operations on the Works Property. TEHI is paid for its operating expenses and certain supervision fees directly by the purchaser of the crude oil produced at the Works Property before the sales of the crude oil are remitted to Eos. To secure payment of Eos’ share of costs and operating expenses, TEHI was granted a security interest in Eos’ ownership in the Works Property leases, as well as the wells, equipment, fixtures, personal property, the oil and gas located on the Works Property, and any proceeds therefrom. TEHI was also granted a right of first refusal to purchase the Works Property in the event we ever propose to sell or dispose of all or any part of our interest in the Works Property. The operating expenses for the Works Property for the year ended December 31, 2011 were $75,411, and for the six month period ended June 30, 2012 were $154,474.

On July 8, 2011, Eos entered into a Services Agreement and a Success Fee Agreement with Knowledge Reservoir, LLC, an unaffiliated third party (“Knowledge Reservoir”). If Eos or one of its subsidiaries is awarded a concession in Ghana, we have agreed to utilize Knowledge Reservoir as a technical partner to assist in the offshore exploration, development and production in Ghana. Knowledge Reservoir has provided services in connection with the application for the concession in Ghana. To date, we have paid Knowledge Reservoir $6,000 for these services. The initial term of this agreement is one year, but the agreement automatically renews at the end of the initial term and on each anniversary of such renewal date thereafter, unless and until terminated by either party. Knowledge Reservoir is additionally entitled to a success fee in the event a concession in Ghana is awarded and Knowledge Reservoir introduces Eos to a partner that accepts the position as operator of the Ghanaian concession. Knowledge Reservoir is a long-standing consulting firm in the oil and gas sector operating in Africa and other parts of the globe.

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On September 5, 2011, Eos entered into a Letter Agreement with DCOR, LLC, an unaffiliated third party (“DCOR”). In the event Eos or one of its subsidiaries is awarded a concession in Ghana, DCOR may elect to receive a 10% ownership interest in the concession, serve as operator for the development of the concession and provide technical offshore operating expertise and engineering and geotechnical expertise in the evaluation of the concession. If DCOR does elect to be assigned the 10% interest, Eos has agreed to use commercially reasonable efforts to allow DCOR to acquire from us an additional 30% ownership interest in the concession. If DCOR elects to not acquire the 10% interest, then the agreement will terminate and be of no further force and effect.

On October 3, 2011, Eos entered into an Exclusive Business Partner and Advisory Agreement with Baychester Petroleum Ltd. (“Baychester”), a Ghanaian limited liability company with a 10% minority interest in EAOG and Plethora-Bay Oil & Gas Ltd.(“PBOG”). Eos owns the other 90% of EAOG, and a separate company wholly-owned by Mr. Konstant owns the other 90% of PBOG. Pursuant to the agreement, Baychester agreed to exclusively render oil and gas advice and assistance relating to the West African region to Eos. Eos agreed to pay Baychester a monthly consulting fee of $10,000. To date, Eos has paid Baychester $23,000. Further, if either PBOG or EAOG is granted a concession in West Africa, Baychester will be issued shares of our common stock. Baychester is also entitled to a bonus if Eos consummates a business arrangement with a third party as a result of Baychester’s introduction or contract. The agreement with Baychester expires in October 2013.

On October 24, 2011, Eos and Mr. Konstant jointly and severally agreed to borrow $200,000 from RT Holdings, LLC, an unaffiliated third party (“RT”), pursuant to a promissory note. After the note was amended in writing on July 10, 2012 and orally amended in September 2012, the principal amount of the loan accrues interest at 24% per annum, dating back to October 24, 2011, and the maturity date is October 15, 2012. Under the initial written amendment to the note, Eos and Mr. Konstant agreed to make a partial payment towards the loan of $25,000 on or before July 30, 2012, but this date was orally extended to coincide with the October 15, 2012 maturity date. On the maturity date, in addition to repaying in full the principal amount owed to RT, plus interest, Eos and Mr. Konstant agreed to pay RT a single additional fee of $10,000. In exchange for the loan, Eos issued to RT 220,000 restricted shares of Eos’ common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement. As of the date of this Report, the $200,000 loan has been used solely for Eos’ business operations, Eos has and shall continue to pay RT any fees or other amounts owed, and Eos has not paid anything to to RT.

On December 7, 2011, Eos entered into a consulting agreement with Jeff Ahlholm and Brian Hannan, two unaffiliated individuals (Mr. Hannan and Mr. Ahlholm are the co-owners of AGRA Capital Advisors and Glacier Partners Holdings, LLC, both of which are also unaffiliated third parties. Mr. Hannan and Mr. Ahlholm are hereinafter referred to as the “Glacier Partners”). Glacier Partners agreed to provide ongoing consulting services of a general business nature for a monthly fee of $30,000, to be capped at $360,000. This monthly fee was payable in cash or in the form of Eos’ common stock, based on the mutual agreement of both parties. Through June 30, 2012, Eos has not made any cash payments to Glacier and owes $180,000 to Glacier in accrued and unpaid fees. Eos, with Glacier Partners’ consent, issued to Glacier Partners 850,000 restricted shares of Eos’ common stock in lieu of paying Glacier Partners an additional $85,000 in accrued and unpaid fees. These shares were, pursuant to the Merger Agreement, converted into 850,000 shares of our Series B preferred stock. Glacier Partners are also entitled to a success fee for providing services in support of certain future acquisition and/or financing projects of Eos. The agreement continues indefinitely unless it is terminated by either party upon 30 days’ prior written notice.

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On February 16, 2012, Eos executed a series of agreements with Vatsala Sharma, an unaffiliated individual (“Sharma”) in order to secure a $400,000 bridge loan. This amount was subsequently increased to $600,000 (the “Sharma Loan”). The loan bears interest at 18% per year. The loan’s maturity date, pursuant to an oral extension, is October 15, 2012. The Sharma Loan is personally guaranteed by Mr. Konstant and some of his personal assets and was secured by a first priority security interest in the Works Property and any of Eos’ newly-acquired assets. Sharma subsequently agreed to subordinate her security interest to that of 1975 Babcock, LLC, an unaffiliated holder of an August 2, 2012 note (“Babcock”), to the extent their security interests overlap. As additional consideration for the Sharma Loan, Sharma received 400,000 restricted shares of Eos’ common stock. These shares of common stock were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement. If the loan is not repaid by the maturity date, we will issue to Sharma at least an additional 275,000 shares of our common stock. To date, Eos has not made any payments to Sharma.

On June 18, 2012, Eos entered into a bridge loan agreement to obtain a $350,000 loan with Vicki Rollins, an unaffiliated individual. Pursuant to an oral extension, the loan is due on November 30, 2012 and accrues interest at 6% per annum. In the event that the loan is not repaid on or before the maturity date, all unpaid principal and accrued unpaid interest will accrue interest at a rate of 18% per annum. The loan used to be secured by a first priority security interest in all of Eos’ assets, including newly acquired assets, which was shared with Sharma, but on October 2, 2012 Ms. Rollins agreed to subordinate her interest in to that of Babcock, so that Ms. Rollins and Sharma now share a second priority security interest in Eos’ assets, to the extent their security interests overlap with the security interest of Babcock. Eos is prohibited from incurring additional indebtedness during the term of the loan, with the exception of the existing Sharma loan, without the written consent of Vicki Rollins. Eos agreed to issue to Ms. Rollins 175,000 warrants to purchase common stock with an exercise price of $2.50 and a two-year term. Pursuant to the Merger Agreement, we issued 175,000 warrants with substantially similar terms to Ms. Rollins in the place of Eos. To date, Eos has not made any payments to Ms. Rollins.

On June 21, 2012, Eos entered into a Finder and Consulting Agreement with Touchstone Advisors, Inc. an unaffiliated third party (“Touchstone”).Touchstone agreed to provide advice of a general business nature to Eos, and will further use its reasonable best efforts to locate and secure equity or debt financing for Eos. In the event of a debt or equity financing through a source introduced directly or indirectly by Touchstone, Touchstone will receive finder’s fee comprised of differing amounts of cash and warrants, depending on the value of the transaction. The term of this agreement expires on June 21, 2013.

On July 1, 2012, Eos entered into a Services Agreement with Quantum Advisors, LLC (“Quantum”). Quantum’s managing member is John Mitola, one of our directors. Quantum agreed to provide ongoing consulting services to Eos of a general business nature. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month. If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the monthly retainer will increase to $8,000 per month. To date, Eos has not made any payments to Quantum. Any monthly retainer payments to Quantum will constitute prepayment of any success fee owed to Quantum. Quantum will receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which will be set forth by Eos. Eos also agreed to grant Quantum a total of 200,000 shares of common stock. Eos has issued Quantum 50,000 restricted shares of the Eos’ common stock which were subsequently converted into 50,000 shares of our Series B preferred stock pursuant to the Merger Agreement. The remaining 150,000 shares will vest in three equal installments if the Services Agreement has not been terminated by the following dates: December 31, 2012, July 1, 2013 and December 31, 2013. Quantum will be issued shares of our Series B preferred stock or, if the automatic conversion contemplated by the Merger agreement has been consummated, shares of our common stock. The Services Agreement has no fixed term and may be terminated immediately upon 60 days’ prior notice.

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On August 2, 2012, Eos executed a series of agreements with Babcock in order to secure a $300,000 loan (the “Babcock Loan”). Pursuant to the Babcock Loan documents, Eos granted Babcock a mortgage and security interest in and on the Works Property and related assets, agreements and profits. To the extent Babcock’s security interest overlaps with that of Sharma and Rollins, Sharma and Rollins have agreed that their interests would be junior to those of Babcock. The Babcock Loan was personally guaranteed by Mr. Konstant, and Eos was obligated to enter into a 3-year, $7,500 a month property lease for 7,500 square feet of property located at 1975 Babcock Road, San Antonio, Texas. The lease was also personally guaranteed by Mr. Konstant. As additional consideration, Eos agreed to issue to Babcock 20,000 restricted shares of Eos’ common stock and 20,000 warrants for Eos’ common stock with a three-year term and an exercise price of $2.50, both for the price of $10,000. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement, and we issued equivalent warrants to Babcock. Eos agreed to pay the principal sum of the loan, together with accrued interest of $5,000 by the maturity date, October 15, 2012. If Eos repays the principal sum and interest in full by the maturity date, Eos may pay a $25,000 lease termination fee to void the lease in its entirety. To date, Eos has not made any lease or loan payments to Babcock.

On August 2, 2012, Eos also entered into a Consulting Advisory Agreement with John Linton, an unaffiliated individual. Mr. Linton agreed to furnish certain non-exclusive business and financial advice to Eos. Eos issued 200,000 restricted shares of Eos’ common stock and 100,000 warrants with an exercise price of $3.00 and an expiration date of August 2, 2014. The 200,000 shares of Eos common stock were converted into 200,000 shares of our Series B preferred stock pursuant to the Merger Agreement, and the 100,000 warrants will be converted into 100,000 of our warrants with substantially similar terms to the ones that Eos agreed to. The term of the agreement is one year.

On September 24, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises, LLC (“Plethora Enterprises”). Mr. Konstant is the managing member of Plethora Enterprises. Plethora Enterprises agreed to provide various kinds of consulting support and advisory services to Eos. Plethora Enterprises further agreed to serve as a strategic advisor to Eos, to be in addition to Mr. Konstant’s services as a member and chairman of the board of directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by Eos, within 30 days of the effective date of such termination, Eos must pay to Plethora Enterprises a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, Eos shall pay Plethora Enterprises a fee based on the growth of Eos: concurrent with the closing of any acquisitions, Eos shall pay to Plethora Enterprises a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition.

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Title to the Works Property

Our properties are subject to royalties and other customary outstanding interests. Our properties are also subject to an operating agreement and current taxes. Our properties have also been subject to certain liens, mortgages and other security interests. We do not believe that any of these burdens will materially interfere with the use of our properties.

Employees

We currently employ one individual to work as Eos’ Operations Manager. In addition to supervising the operations at the Works Property, this employee assesses the viability of prospective acquisitions and evaluates and manages Eos’ operations. His employment, which commenced September 13, 2012, is at-will. We agreed to pay him $20,000 upon the commencement of his employment in addition to a monthly salary of $10,000. If he is still employed by Eos on September 13, 2013, he will receive 100,000 shares of our common stock.

Other than our Operations Manager, we work with a variety of consultants.

Properties

In addition to our Works Property leases, we currently lease office space in Los Angeles, California and San Antonio, Texas.

Our principal offices are located at 2049 Century Park East, Suite 3670, in Los Angeles, California. We sublease this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville Group LLC (“Princeville”), an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Princeville pays $4,000 a month to the unaffiliated party, and we in turn pay $4,000 a month to Princeville. This oral lease is renewable on a year-to-year basis.

Eos also leases approximately 7,500 square feet of office space at 1975 Babcock Road in San Antonio, Texas from Babcock. The lease commenced on August 3, 2012 and will expire after 36 months, with certain renewal opportunities thereafter. We pay $7,500.00 a month. We are also obligated to obtain certain kinds and amounts of insurance for this leased property, which we have not yet obtained. If we repay the Babcock Loan in its entirety by October 15, 2012, we have an option to void the lease for this property.

Competition

Oil and Gas Competition

The oil and gas industry is competitive. We compete with numerous large international oil companies and smaller oil companies that target opportunities in the market similar to ours. Many of these companies have far greater economic, political and material resources at their disposal than we do. Members of our board of directors have prior experience in oil field development and production, operations, international business development, finance and experience in management and executive positions. Nevertheless, the markets in which we operate and plan to operate are highly competitive and we may not be able to compete successfully against our current and future competitors.

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Higher commodity prices generally increase the demand for drilling rigs, supplies, services, equipment and crews, and can lead to shortages of, and increasing costs for, drilling equipment, services and personnel. In recent years, oil and natural gas companies have experienced higher drilling and operating costs. Shortages of, or increasing costs for, experienced drilling crews and equipment and services could restrict our ability to drill wells and conduct our operations. We expect we will depend upon independent drilling contractors to furnish rigs, equipment and tools to drill wells. Higher prices for oil and gas may result in competition among operators for drilling equipment, tubular goods and drilling crews which may affect or ability to expeditiously explore, drill, complete, recomplete and work-over wells.

Competition is also strong for attractive oil and natural gas producing assets, undeveloped license areas and drilling rights, and we cannot assure holders of our stock that we will be able to successfully compete when attempting to make further strategic acquisitions.

The market for oil and gas is dependent upon a number of factors beyond our control, which at times cannot be accurately predicted. These factors include the proximity of wells to, and the capacity of, natural gas pipelines, the extent of competitive domestic production and imports of oil and gas, the availability of other sources of energy, fluctuations in seasonal supply and demand, and governmental regulation. In addition, there is always the possibility that new legislation may be enacted, which would impose price controls or additional excise taxes upon crude oil.

The market price for crude oil is significantly affected by policies adopted by the member nations of the Organization of Petroleum Exporting Countries (“OPEC”). Members of OPEC establish prices and production quotas among themselves for petroleum products from time to time with the intent of controlling the current global supply and consequently price levels. We are unable to predict the effect, if any, that OPEC or other countries will have on the amount of, or the prices received for, crude oil.

Safe Cell Tab Competition

For our Safe Cell Tab product line, competitors include:

•	distributors and re-sellers of cell phones and accessories;
•	online retailers of cell phones;
•	independent online retailers specializing in cellular phone accessories and alternative health products;
•	mail-order and catalog retailers of cellular phone accessories, some of which have already developed online retail outlets;
•	direct sales organizations;
•	electronic stores specializing in communications and computer equipment; and
•	merchants and mass market retail chains.

Many of our potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we currently have.  In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development for competing Safe Cell Tab products than we devote to the Safe Cell Tab.

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Government Regulation

It is our policy to conduct all operations in a manner which protects people and property and which complies with all applicable laws and regulations. We recognize that prevention of accidents and ill health is essential to the efficient operation of our businesses, and both considerations are at least equal in prominence to operational and commercial considerations. Our principal health and safety objective is to provide a safe working environment for employees, contract personnel and members of the general public who may be put at risk by the activities of our companies.

Worldwide Regulations Generally

Our operations and our ability to finance and fund our growth strategy are affected by political developments and laws and regulations in the areas in which we operate. In particular, oil and natural gas production operations and economics are affected by:

•	Change in governments;
•	Civil unrest;
•	Price and currency controls;
•	Limitations on oil and natural gas production;
•	Tax, environmental, safety and other laws relating to the petroleum industry;
•	Changes in laws relating to the petroleum industry;
•	Changes in administrative regulations and the interpretation and application of such rules and regulations; and
•	Changes in contract interpretation and policies of contract adherence.

In any country in which we may do business, the oil and natural gas industry legislation and agency regulation are periodically changed, sometimes retroactively, for a variety of political, economic, environmental and other reasons. Numerous governmental departments and agencies issue rules and regulations binding on the oil and natural gas industry, some of which carry substantial penalties for the failure to comply. The regulatory burden on the oil and natural gas industry increases our cost of doing business and our potential for economic loss.

Environmental Regulations

We may be subject to various stringent and complex international, foreign, federal, state and local environmental, health and safety laws and regulations governing matters including the emission and discharge of pollutants into the ground, air or water; the generation, storage, handling, use and transportation of regulated materials; and the health and safety of our employees. These laws and regulations may, among other things:

•	Require the acquisition of various permits before operations commence;
•	Enjoin some or all of the operations of facilities deemed not in compliance with permits;
•	Restrict the types, quantities and concentration of various substances that can be released into the environment in connection with oil and natural gas drilling, production and transportation activities;
•	Limit or prohibit drilling activities in certain locations lying within protected or otherwise sensitive areas; and
•	Require remedial measures to mitigate or remediate pollution from our operations.

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These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. Compliance with these laws can be costly; the regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. We cannot assure you that we have been or will be at all times in compliance with such laws, or that environmental laws and regulations will not change or become more stringent in the future in a manner that could have a material adverse effect on our financial condition and results of operations.

Moreover, public interest in the protection of the environment continues to increase. Offshore drilling in some areas has been opposed by environmental groups and, in other areas, has been restricted. In connection with our strategy of expansion into Africa, our operations could be adversely affected to the extent laws are enacted or other governmental action is taken that prohibits or restricts offshore drilling or imposes environmental requirements that result in increased costs to the oil and gas industry in general, such as more stringent or costly waste handling, disposal, cleanup requirements or financial responsibility and assurance requirements.

International Climate Change Efforts

Our operations may result in the emissions of greenhouse gases (“GHGs”) that could contribute to global climate change. Climate change regulation has gained some momentum in recent years internationally and at the federal, regional, state and local levels in the United States. On the international front, various nations have committed to reducing their GHG emissions pursuant to the Kyoto Protocol, which is set to expire in 2012. Passage of a successor international agreement aimed at the reduction of GHGs is uncertain.

In December of 2009 an international meeting was held in Copenhagen, Denmark to further progress towards a new international treaty or agreement regarding GHG emissions reductions after 2012. A number of countries entered into the Copenhagen Accord, which represents a broad political consensus that reinforces the commitment to reducing GHG emissions contained in the Kyoto Protocol and contains non-binding emissions reductions targets. Further discussions towards an agreement took place in Cancun, Mexico at the end of 2010 and Durban, South Africa in December of 2011. The Durban conference resulted in, among other things, an agreement to negotiate a new climate change regime by 2015 that would aim to cover all major GHG emitters worldwide, and take effect by 2020. In addition, the Durban conference resulted in the relevant parties agreeing to extend the Kyoto Protocol for a second commitment period. Any treaty or other arrangement ultimately adopted by any of the countries in which we have or may in the future have operations or otherwise do business may increase our compliance costs, such as for monitoring or reducing emissions, and may have an adverse impact on the global supply and demand for oil and natural gas, which could have a material adverse impact on our business or results of operations.

Furthermore, the physical effects of climate change could have an adverse effect on our operations through increased severity and frequency of weather events, including storms, floods and other events which could increase costs to repair and maintain our facilities or delay or prevent our operations. If such effects were to occur, they could have an adverse effect on our exploration and production operations, or disrupt transportation or other process-related services provided by our third party contractors.

Legal Proceedings

From time to time, we are a party to claims and legal proceedings arising in the ordinary course of business. Our management evaluates our exposure to these claims and proceedings individually and in the aggregate and provides for potential losses on such litigation if the amount of the loss is determinable and the loss is probable.

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On July 11, 2011, Eos entered into an employment agreement with Michael Finch to fill the position of Eos’ CEO. Pursuant to the agreement, Mr. Finch was entitled to an annual salary of $300,000, 2,000,000 shares of common stock vesting over two years, and certain other insurance and employment benefits. However, a dispute arose regarding the amount of work Mr. Finch was performing for Eos and the employment was terminated. On August 9, 2012 Mr. Finch sent a Demand for Arbitration before JAMS alleging breach of the Employment Agreement.  Mr. Finch requests the following remedies: (1) $127,500 in unpaid salary; (2) $11,000 in unpaid health coverage; (3) $6,000 in unpaid vehicle allowance; (4) $15,833.00 for reimbursement of expenses; and (5) 2,000,000 shares of Eos’ common stock. Eos has not yet prepared or sent a response to the demand. Eos denies any breach of the employment agreement or other wrongdoing on its part and will vigorously defend those claims.

On November 21, 2011, Eos entered into an Employment Agreement with Anthony Fidaleo to fill the position of Eos’ CFO. Pursuant to the agreement, Mr. Fidaleo was entitled to an annual salary of $240,000.00, 250,000 stock options vesting over two years, and certain other insurance and employment benefits. However, a dispute arose regarding the amount of work Mr. Fidaleo was performing for Eos and the employment was terminated. As of the date of this filing, no disputes have arisen and no lawsuits or other claims have been filed against us that relate to Mr. Fidaleo’s employment agreement.

Management’s Discussion and Analysis or Plan of Operation

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto which appear elsewhere in this Report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors.

Forward-Looking Statements

This Report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including, but not limited to, those set forth in this Report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example: adverse economic conditions, inability to raise sufficient additional capital to operate our business, delays, cancellations or cost overruns involving the development or construction of our wind farms, the vulnerability of our wind farms to adverse meteorological and atmospheric conditions, unexpected costs, lower than expected sales and revenues, and operating defects, adverse results of any legal proceedings, the volatility of our operating results and financial condition, inability to attract or retain qualified senior management personnel, expiration of certain governmental tax and economic incentives, and other specific risks that may be referred to in this Report. It is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. All statements, other than statements of historical facts, included in this Report regarding our expectations, objectives, assumptions, strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this Report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this Report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this Report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

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Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Management’s Discussion and Analysis

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included under Item 9.01 of this Report.

Overview

On October 12, 2012, pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into by and between Cellteck, Inc., a Nevada corporation (“Cellteck”), Eos Petro, Inc., a Delaware corporation (“Eos”) and Eos Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Cellteck (”Merger Sub”), dated July 16, 2012, Merger Sub merged into Eos, with Eos being the surviving entity (the “Merger”). As a result of the Merger, Eos became a wholly owned subsidiary of Cellteck. Upon the closing of the Merger, each issued and outstanding share of common stock of Eos was automatically converted into the right to receive one share of our Series B preferred stock. At the closing, we issued 37,850,044 shares of Series B preferred stock to the former Eos stockholders, subject to the rights of the stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law to accept cash in lieu of shares of the equity securities of Cellteck.

We are presently focused on the exploration, development, mining, operation and management of medium-scale oil and gas assets. Our primary activities to date have centered around organizing activities but have also included the acquisition of existing assets, evaluation of new assets to be acquired, pre-development activities for existing assets and our reverse merger with Cellteck.

Our continuing development of oil and gas projects will require the acquisition of land rights, mining equipment and associated consulting activities required to convert the fields into revenue generating assets. Generally, financing is available for these initial project costs where such financing is secured by the assets themselves. From time to time however, our activities may require senior credit facilities, convertible securities and the sale of common and preferred equity at the corporate level.

In connection with our business, we will likely engage consultants with expertise in the oil and gas industries, project financing and oil and gas operations.

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The financial statements included as part of this Report and the financial discussion reflect the performance of Eos, which primarily relates to Eos “Works” oil and gas assets located in Illinois. Pro forma condensed consolidated financial statements for Cellteck and its subsidiaries, including Eos, will be filed separately in an amendment to this Report.

Revenue

We primarily generate revenue from the operation of any oil and gas properties that we own or lease and the sale of hydrocarbons delivered to a customer when that customer has taken title. To date, our revenue has come from one source, “the Works” property, located in Southern Illinois. Revenue for the period from May 2, 2011 (inception) to December 31, 2011 was $30,968 and revenue for the six month period ended June 30, 2012 was $16,474.

Expenses

General and administrative expenses.     General and administrative expenses for the period from May 2, 2011 (inception) to December 31, 2011 were $1,135,445 and for the six month period ended June 30, 2012 were $389,517. Our general and administrative expenses have primarily been made up of professional fees (legal and accounting services) required for our organizing activities, acquisition agreements and development agreements. Other expenses have included temporary professional staffing, rent, utilities, and other overhead expenses.

Payroll and employee benefits.    Through June 30, 2012 we had not employed any full time, salaried professionals and all staffing costs have been included in the General and Administrative Expenses above.

Lease operating expenses. Lease operating expenses for oil and gas assets were primarily made up of the “Works” properties. Lease operating expenses for the period from May 2, 2011 (inception) to December 31, 2011 were $75,411, and for the six month period ended June 30, 2012 were $154,474. The annualized increase was due primarily to the reopening of wells via our agreement with TEHI Illinois, LLC in which they serve as our operator of the Works Property.

Production costs. Production costs for oil and gas assets were primarily made up of payments to third party consultants for their assistance with potential acquisitions and due diligence surveys and environmental reports regarding the Works Property. Production costs for the period from May 2, 2011 (inception) to December 31, 2011 were $390,562, and for the six month period ended June 30, 2012 were $19,406. The annualized decrease was due primarily to the completion of applications for oil concessions in Ghana and environmental due diligence on the Works Property by December 31, 2011.

Net Loss

We incurred net loss for the period from May 2, 2011 (inception) to December 31, 2011 of $(1,627,348) and for the six month period ended June 30, 2012 of $(945,999). These losses were primarily made up of the costs outlined above for the organizing activities of a development stage company and the acquisition of the Works Property.

Property, Plant and Equipment

As of December 31, 2011, we held $151,856 of unproved property value and at the end of the six month period ended June 30, 2012, we held $161,855 of unproved value represented by the unamortized value of the Works property. As of June 30, 2012, we held $6,000 in other property

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Liquidity and Capital Resources

Since our inception, we have financed operations through consulting and service agreements with limited cash requirements, made up of stock compensation and various debt instruments as more completely described in Stock Based Compensation, Commitments and Contingencies, Material Agreements and Related Party Transactions. Our business calls for significant expenses in connection with the operation and acquisition of oil and gas related projects. In order to maintain our corporate operations and to significantly expand our operations and corresponding revenue from our Works property, we must raise a significant amount of working capital and capital to fund improvements to the Works property. As of June 30, 2012, we had cash reserves in the amount of $13,901. At June 30, 2012, we had total liabilities of $1,632,825. Our current financial resources are not sufficient to allow us to meet the anticipated costs of our business plan for the next 12 months and we will require additional financing in order to fund these activities. We do not currently have sufficient financing arrangements in place for such additional financing, and there are no assurances that we will be able to obtain additional financing in an amount sufficient to meet our needs or on terms that are acceptable to us.

Obtaining additional financing is subject to a number of other factors, including the market prices for the oil and gas. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. If adequate funds are not available or if they are not available on acceptable terms, our ability to fund our business plan could be significantly limited and we may be required to suspend our business operations. We cannot assure you that additional financing will be available on terms favorable to us, or at all. The failure to obtain such a financing would have a material, adverse effect on our business, results of operations and financial condition.

As a result, one of our key activities is focused on raising significant working capital cash in the form of the sale of stock, convertible debt instrument(s) or a senior debt instrument to retire outstanding obligations and to fund ongoing operations. It is expected that shareholders may face significant dilution due to any such raise in any of the forms listed herein. New securities may have rights and preferences superior to that of current stockholders. If we raise capital through debt financing, we may be forced to accept restrictions affecting our liquidity, including restrictions on our ability to incur additional indebtedness or pay dividends.

For these reasons, the report of our auditor accompanying our financial statements filed herewith includes a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our raising of additional capital and the success of our business plan.

We have retained Glacier Holdings, LLC, Touchstone Advisors, Inc., Quantum Advisors, LLC and Plethora Enterprises, LLC through a consulting agreements to assist us in our efforts to raise capital. The consulting agreements, as more fully described herein, provide for compensation in the form of cash and stock and result in additional dilution to shareholders.

Cash Flows

Net cash – operating activities. Net cash used in operating activities was $642,911 for the period ended December 31, 2011 and $536,359 for the period ended June 30, 2012. The net cash used in operating activities was primarily due to the costs incurred with the organizing activities more fully described above.

Net cash – investing activities. Net cash used by investing activities was $48,288 for the period ended December 31, 2011 and was primarily due to the capital costs incurred at the Works property.

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Net cash – financing activities. Net cash flow from financing activities was $691,199, during the period ended December 31, 2011. This cash was generated from our financing activities that included the issuance of preferred stock and short term notes as more fully described in this Report.

Critical Accounting Policies

The financial statements attached to this Report as exhibits 99.1 and 99.2 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the SEC.

A summary of the critical accounting policies applied in the preparation of the accompanying financial statements follows.

Full Cost Method of Accounting for Oil and Gas Properties

We have elected to utilize the full cost method of accounting for its oil and gas activities. In accordance with the full cost method of accounting, all costs associated with the acquisition, exploration and development of oil and gas reserves, including directly related overhead costs, are capitalized.

Capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves once proved reserves are determined to exist.

Oil and gas properties without estimated proved reserves are not amortized until proved reserves associated with the properties can be determined or until impairment occurs. Accordingly, as of December 31, 2011, no amortization of capitalized costs of oil and gas properties was recorded. Further, based on a recent engineering report prepared with respect to the leasehold interests in 700 acres acquired in the Illinois Basin, management has determined that no impairment currently exists.

Full Cost Ceiling Test

At the end of each quarterly reporting period, the unamortized costs of oil and gas properties are subject to a “ceiling test” which basically limits capitalized costs to the sum of the estimated future net revenues from proved reserves, discounted at 10% per annum to present value, based on current economic and operating conditions, adjusted for related income tax effects.

Asset Retirement Obligation

The Company accounts for its future asset retirement obligations (“ARO”) by recording the fair value of the liability during the period in which it was incurred. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The increase in carrying value of a property associated with the capitalization of an ARO is included in proven oil and gas properties in the balance sheets. The ARO consists of costs related to the plugging of wells, removal of facilities and equipment, and site restoration on its oil and gas properties. The asset retirement liability is accreted to operating expense over the useful life of the related asset. As of June 30, 2012 and December 31, 2011, we did not have an ARO.

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Share-Based Compensation

We periodically issue stock options and warrants to employees and non-employees in capital raising transactions, for services and for financing costs. We account for share-based payments under the guidance as set forth in the Share-Based Payment Topic of the FASB Accounting Standards Codification, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees, officers, directors, and consultants, including employee stock options, based on estimated fair values. We estimate the fair value of share-based payment awards to employees and directors on the date of grant using an option-pricing model, and the value of the portion of the award that is ultimately expected to vest is recognized as expense over the required service period in the our Statements of Operations. We account for stock option and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance whereas the value of the stock compensation is based upon the measurement date as determined at either a) the date at which a performance commitment is reached, or b) the date at which the necessary performance to earn the equity instruments is complete. Stock-based compensation is based on awards ultimately expected to vest and is reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, as necessary, in subsequent periods if actual forfeitures differ from those estimates.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) No. 2011-04, “Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs”. ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting. The ASU is effective for interim and annual periods beginning after December 15, 2011. We adopted ASU No. 2011-04 effective January 1, 2012 and it did not affect our results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-05, “Presentation of Comprehensive Income”. The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements. ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011. We do not expect that the adoption of ASU 2011-05 will affect our results of operations, financial condition or liquidity.

In December 2011, the FASB issued ASU No. 2011-11, “Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities.” This ASU requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. ASU No. 2011-11 will be applied retrospectively and is effective for annual and interim reporting periods beginning on or after January 1, 2013. We do not expect adoption of this standard to have a material impact on our consolidated results of operations, financial condition, or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the Securities Exchange Commission (the “SEC”) did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

Risk Factors

Investment in our common stock is very risky. Our financial condition is unsound. You should not invest in our common stock unless you can afford to lose your entire investment. The risks described below could materially and adversely affect our business, financial condition, results of operations and the trading price of our common stock. You should carefully consider the following risk factors and all other information contained in this Report before making an investment decision. You also should refer to the other information set forth in this Report, including our financial statements and the related notes. The risks and uncertainties described below are not the only ones we face, and there may be additional risks not presently known to us or that we currently believe are immaterial to our business.

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THERE IS A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. PERSONS WHO MAY OWN OR INTEND TO PURCHASE SHARES OF COMMON STOCK IN ANY MARKET WHERE THE COMMON STOCK MAY TRADE SHOULD CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH OTHER INFORMATION CONTAINED ELSEWHERE IN OUR REPORTS, PROXY STATEMENTS AND OTHER AVAILABLE PUBLIC INFORMATION, AS FILED WITH THE COMMISSION, PRIOR TO PURCHASING SHARES OF COMMON STOCK. IF AN ACTIVE MARKET IS EVER ESTABLISHED FOR OUR COMMON STOCK, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

You should carefully consider the following risk factors in addition to the other information included in this Report. If any of these risks or uncertainties actually occurs, our business, financial condition and results of operations could be materially adversely affected. Additional risks not presently known to us or which we consider immaterial based on information currently available to us may also materially adversely affect us.

Risks Relating to Our Business and Operations

All of the value of our production and reserves is concentrated in a series of leases in Illinois, and any production problems or reductions in reserve estimates related to this property would adversely impact our business.

The Works Property has four currently producing wells, constituting all of our total production for the year ended December 31, 2011 and the six months ended June 30, 2012, respectively. In addition, at December 31, 2011 and June 30, 2012 respectively, all of our total net proved reserves were attributable to the fields on the Works Property. If mechanical problems, storms or other events curtailed a substantial portion of this production, or if the actual reserves associated with this producing property are less than our estimated reserves, our results of operations and financial condition could be materially adversely affected. In addition, any expansion of operations and corresponding revenue from the Works Property will require a significant and capital expense that the Company currently does not have.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operation.

We have a limited operating history on which to base an evaluation of its business and prospects. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. We cannot assure you that we will be successful in addressing the risks we may encounter, and our failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations. Our future operating results will depend on many factors, including:

•	Our ability to generate adequate working capital;

•	The successful development and exploration of our properties;

•	Market demand for natural gas and oil;

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•	The performance level of our competitors;

•	Our ability to attract and retain key employees, and

•	Our ability to efficiently explore, develop and produce sufficient quantities of marketable natural gas or oil in a highly competitive and speculative environment, while maintaining quality and controlling costs.

To achieve profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts. Despite our best efforts, we may not be successful in our efforts. There is a possibility that some of our wells may never produce oil or natural gas.

If we fail to make certain required payments and perform other contractual obligations to our senior secured lenders, the debt obligations to such lenders may be in default and accelerate, which would have a material adverse effect on us and our continued operations.

Prior to the closing of the Merger, we entered into certain loan agreements with our senior secured lenders with respect to outstanding obligations owing to these lenders. As of June 30, 2012, there was due and owing to these lenders the principal sum of $950,000. We can give no assurance that we will be able to fulfill the obligations created under such loan agreements on a timely basis or at all. If we do not comply with any or all of the conditions of the loan agreements, either or both of our senior secured lenders may declare us in default of such agreements. If either of our lenders declares their respective loan agreement in default, we may be forced to discontinue operations, and stockholders may lose their entire investment.

We may be unable to obtain additional capital required to implement our business plan, which could restrict our ability to grow.

Future acquisitions and future drilling/development activity will require additional capital that exceeds our operating cash flow. In addition, our administrative costs (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require cash resources.

We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in identifying suitable financing transactions in the time period required or at all, and we may not obtain the required capital by other means. If we are not succeed in raising additional capital, our resources may be insufficient to fund our planned operations in 2012 or thereafter.

Any additional capital raised through the sale of equity will dilute the ownership percentage of our stockholders. Raising any such capital could also result in a decrease in the nominal fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of other derivative securities, and issuances of incentive awards under equity employee incentive plans, all of which may have a dilutive effect to existing investors.

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Our ability to obtain financing, if and when necessary, may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our limited operating history, the location of our oil and natural gas properties, prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and the departure of key employees. Further, if oil or natural gas prices decline, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with revenues from our operations, is not sufficient to satisfy our capital needs (even if we reduce our operations), we may be required to cease operations, divest our assets at unattractive prices or obtain financing on unattractive terms.

For these reasons, the report of our auditor accompanying our financial statements filed herewith includes a statement that these factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern will be dependent on our raising of additional capital and the success of our business plan.

Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct its operations.

Our ability to successfully acquire additional properties, to increase our oil and natural gas reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with our strategic partners and industry participants and our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are also subject to change and our inability to maintain close working relationships with our strategic partners and other industry participants or continue to acquire suitable properties may impair our ability to execute our business plan.

To continue to develop our business, we will endeavor to use the business relationships of members of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources which we may use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to adequately maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.

The possibility of a global financial crisis may significantly impact our business and financial condition for the foreseeable future.

The credit crisis and related turmoil in the global financial system may adversely impact our business and financial condition, and we may face challenges if conditions in the financial markets remain challenging. Our ability to access the capital markets may be restricted at a time when we would prefer or be required to raise financing. Such constraints could have a material negative impact on our flexibility to react to changing economic and business conditions. The economic situation could also have a material negative impact on the contractors upon whom we are dependent for drilling our wells, causing them to fail to meet their obligations to us. Additionally, market conditions could have a material negative impact on any crude oil hedging arrangements we may employ in the future if our counterparties are unable to perform their obligations or seek bankruptcy protection.

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Our future is entirely dependent on the successful acquisition and development of producing and reserve rich properties with complex structures and the need to raise significant capital.

We are in the early stages of the acquisition of our portfolio of leaseholds and other natural resource holdings. We will continue to supplement our current portfolio with additional sites and leaseholds. Our ability to meet our growth and operational objectives will depend on the success of our acquisitions, and there is no assurance that the integration of future assets and leaseholds will be successful.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot assure you we will do so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and could result in the impairment of our oil and natural gas properties.

We may not be able to develop oil and gas reserves on an economically viable basis, and our reserves and production may decline as a result.

If we succeed in discovering oil and/or natural gas reserves, we cannot assure you that these reserves will be capable of the production levels we project or that such levels will be in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future performance will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into the markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot assure you we will do so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and could result in the impairment of our oil and natural gas properties.

Our results of operations and financial condition could be adversely affected by changes in currency exchange rates.

Our results of operations and financial condition are affected by currency exchange rates. While oil sales are denominated in U.S. dollars, if we are successful in acquiring natural resource rights in foreign counties, a portion of our operating costs may be denominated in the local currency. A weakening U.S. dollar will have the effect of increasing operating costs while a strengthening U.S. dollar will have the effect of reducing operating costs. Any local currencies may be tied to the Euro. The exchange rate between the Euro and the U.S. dollar has fluctuated widely in response to international political conditions, general economic conditions, the European sovereign debt crisis and other factors beyond our control.

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A decrease in oil and gas prices may adversely affect our results of operations and financial condition.

Our revenues, cash flow, profitability and future rate of growth are substantially dependent upon prevailing prices for oil and gas. Our ability to borrow funds and to obtain additional capital on attractive terms is also substantially dependent on oil and gas prices. Historically, world-wide oil and gas prices and markets have been volatile, and may continue to be volatile in the future.

Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include international political conditions, including recent uprisings and political unrest in the Middle East and Africa, the European sovereign debt crisis, the domestic and foreign supply of oil and gas, the level of consumer demand, weather conditions, domestic and foreign governmental regulations, the price and availability of alternative fuels, the health of international economic and credit markets, and general economic conditions. In addition, various factors, including the effect of federal, state and foreign regulation of production and transportation, general economic conditions, changes in supply due to drilling by other producers and changes in demand may adversely affect our ability to market our oil and gas production. Any significant decline in the price of oil or gas would adversely affect our revenues, operating income, cash flows and borrowing capacity and may require a reduction in the carrying value of our oil and gas properties and our planned level of capital expenditures.

If there is a sustained economic downturn or recession in the United States or globally, oil and gas prices may fall and may become and remain depressed for a long period of time, which may adversely affect our results of operations.

In recent years, there has been an economic downturn or a recession in the United States and globally. The reduced economic activity associated with the economic downturn or recession may reduce the demand for, and the prices we receive for, our oil and gas production. A sustained reduction in the prices we receive for our oil and gas production will have a material adverse effect on our results of operations.

Unless we are able to replace reserves which we have produced, our cash flows and production will decrease over time.

Our future success depends upon our ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. Except to the extent that we conduct successful exploration or development activities or acquire properties containing proved reserves, our estimated net proved reserves will generally decline as reserves are produced. There can be no assurance that our planned development and exploration projects and acquisition activities will result in significant additional reserves or that we will have continuing success drilling productive wells at economic finding costs. The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. In addition, our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, political instability, availability of capital, economic/currency imbalances, compliance with governmental requirements, receipt of additional seismic data or the reprocessing of existing data, material changes in oil or gas prices, prolonged periods of historically low oil and gas prices, failure of wells drilled in similar formations or delays in the delivery of equipment and availability of drilling rigs. Our current domestic oil and gas producing properties are operated by third parties and, as a result, we have limited control over the nature and timing of exploration and development of such properties or the manner in which operations are conducted on such properties.

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Substantial capital, which may not be available to us in the future, is required to replace and grow reserves.

We intend to make, substantial capital expenditures for the acquisition, exploitation, development, exploration and production of oil and gas reserves. Historically, we have financed these expenditures primarily with debt. During 2012, we participated, and in 2013 we expect to continue to participate, in the further exploration and development projects at the Works Property leases in Illinois. However, if lower oil and gas prices, operating difficulties or declines in reserves result in our revenues being less than expected or limit our ability to borrow funds we may have a limited ability, particularly in the current economic environment, to expend the capital necessary to undertake or complete future drilling programs. We cannot assure you that additional debt or equity financing or cash generated by operations will be available to meet these requirements. It is possible that we may raise capital for these purposes in the form of the sale of common stock or in convertible debt securities which could lead to significant dilution of our existing shareholders.

Our drilling activities require us to risk significant amounts of capital that may not be recovered.

Drilling activities are subject to many risks, including the risk that no commercially productive reservoirs will be encountered. There can be no assurance that new wells drilled by us will be productive or that we will recover all or any portion of our investment. Drilling for oil and gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain and cost overruns are common. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services.

Weather, unexpected subsurface conditions and other unforeseen operating hazards may adversely impact our oil and gas activities.

The oil and gas business involves a variety of operating risks, including fire, explosions, blow-outs, pipe failure, casing collapse, abnormally pressured formations and environmental hazards such as oil spills, gas leaks, ruptures and discharges of toxic gases, the occurrence of any of which could result in substantial losses to us due to injury and loss of life, severe damage to and destruction of property, natural resources and equipment, pollution and other environmental damage, clean-up responsibilities, regulatory investigation and penalties and suspension of operations. The impact that any of these risks may have upon us is increased due to the low number of producing properties we own.

We maintain insurance against some, but not all, potential risks; however, there can be no assurance that such insurance will be adequate to cover any losses or exposure for liability. The occurrence of a significant unfavorable event not fully covered by insurance could have a material adverse effect on our financial condition, results of operations and cash flows. Furthermore, we cannot predict whether insurance will continue to be available at a reasonable cost or at all.

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Our reserve information represents estimates that may turn out to be incorrect if the assumptions upon which these estimates are based are inaccurate. Any material inaccuracies in these reserve estimates or underlying assumptions will materially affect the quantities and present values of our reserves.

There are numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond our control. Reserve engineering is a subjective process of estimating the underground accumulations of oil and gas that cannot be measured in an exact manner. The estimates included in this document are based on various assumptions required by the SEC, including unescalated prices and costs and capital expenditures subsequent to December 31, 2011, and, therefore, are inherently imprecise indications of future net revenues. Actual future production, revenues, taxes, operating expenses, development expenditures and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates. Any significant variance in these assumptions could materially affect the estimated quantity and value of reserves incorporated by reference in this document. In addition, our reserves may be subject to downward or upward revision based upon production history, results of future development, availability of funds to acquire additional reserves, prevailing oil and gas prices and other factors. Moreover, the calculation of the estimated present value of the future net revenue using a 10% discount rate as required by the SEC is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our reserves or the oil and gas industry in general. It is also possible that reserve engineers may make different estimates of reserves and future net revenues based on the same available data.

The estimated future net revenues attributable to our net proved reserves are prepared in accordance with current SEC guidelines, and are not intended to reflect the fair market value of our reserves. In accordance with the rules of the SEC, our reserve estimates are prepared using an average of beginning of month prices received for oil and gas for the preceding twelve months. Future reductions in prices below the average calculated would result in the estimated quantities and present values of our reserves being reduced.

A substantial portion of our proved reserves are or will be subject to service contracts, production sharing contracts and other arrangements. The quantity of oil and gas that we will ultimately receive under these arrangements will differ based on numerous factors, including the price of oil and gas, production rates, production costs, cost recovery provisions and local tax and royalty regimes. Changes in many of these factors do not affect estimates of U.S. reserves in the same way they affect estimates of proved reserves in foreign jurisdictions, or will have a different effect on reserves in foreign countries than in the United States. As a result, proved reserves in foreign jurisdictions may not be comparable to proved reserve estimates in the United States.

Part of our business plan is to acquire rights to foreign natural resources. Even though we have not yet achieved our goal of acquiring such assets, we anticipate that if we do we will have less control over our foreign investments than domestic investments, and turmoil in foreign countries may affect our foreign investments.

International assets and operations are subject to various political, economic and other uncertainties, including, among other things, the risks of war, expropriation, nationalization, renegotiation or nullification of existing contracts, taxation policies, foreign exchange restrictions, changing political conditions, international monetary fluctuations, currency controls and foreign governmental regulations that favor or require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. In addition, if a dispute arises with foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons, especially foreign oil ministries and national oil companies, to the jurisdiction of the United States.

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Private ownership of oil and gas reserves under oil and gas leases in the United States differs distinctly from our ownership of foreign oil and gas properties. In the foreign countries in which we may do business, the state generally retains ownership of the minerals and consequently retains control of, and in many cases participates in, the exploration and production of hydrocarbon reserves. Accordingly, operations outside the United States may be materially affected by host governments through royalty payments, export taxes and regulations, surcharges, value added taxes, production bonuses and other charges.

Competitive industry conditions may negatively affect our ability to conduct operations.

We operate in the highly competitive areas of oil exploration, development and production. We compete with, and may be outbid by, competitors in our attempts to acquire exploration and production rights in oil and gas properties. These properties include exploration prospects as well as properties with proved reserves. There is also competition for contracting for drilling equipment and the hiring of experienced personnel. Factors that affect our ability to compete in the marketplace include:

•	our access to the capital necessary to drill wells and acquire properties;

•	our ability to acquire and analyze seismic, geological and other information relating to a property;

•	our ability to retain and hire the personnel necessary to properly evaluate seismic and other information relating to a property;

•	our ability to hire experienced personnel, especially for our accounting, financial reporting, tax and land departments;

•	the location of, and our ability to access, platforms, pipelines and other facilities used to produce and transport oil and gas production; and

•	the standards we establish for the minimum projected return on an investment of our capital.

Our competitors include major integrated oil companies and substantial independent energy companies, many of which possess greater financial, technological, personnel and other resources than we do. These companies may be able to pay more for oil and natural gas properties, evaluate, bid for and purchase a greater number of properties than our financial or human resources permit, and are better able than we are to continue drilling during periods of low oil and gas prices, to contract for drilling equipment and to secure trained personnel. Our competitors may also use superior technology which we may be unable to afford or which would require costly investment by us in order to compete.

The distressed financial conditions of customers could have an adverse impact on us in the event these customers are unable to pay us for the products or services we provide.

Some of our customers may experience, in the future, severe financial problems that have had or may have a significant impact on their creditworthiness. We cannot provide assurance that one or more of our financially distressed customers will not default on their obligations to us or that such a default or defaults will not have a material adverse effect on our business, financial position, future results of operations or future cash flows. Furthermore, the bankruptcy of one or more of our customers, or some other similar proceeding or liquidity constraint, might make it unlikely that we would be able to collect all or a significant portion of amounts owed by the distressed entity or entities. In addition, such events might force such customers to reduce or curtail their future use of our products and services, which could have a material adverse effect on our results of operations and financial condition.

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We may be unable to integrate successfully the operations of any acquisitions with our operations and we may not realize all the anticipated benefits of the recent acquisitions or any future acquisition.

Failure to successfully assimilate any acquisitions could adversely affect our financial condition and results of operations.

Acquisitions involve numerous risks, including:

•	operating a significantly larger combined organization and adding operations;

•	difficulties in the assimilation of the assets and operations of the acquired business, especially if the assets acquired are in a new business segment or geographic area;

•	the risk that oil and natural gas reserves acquired may not be of the anticipated magnitude or may not be developed as anticipated;

•	the loss of significant key employees from the acquired business;

•	the diversion of management’s attention from other business concerns;

•	the failure to realize expected profitability or growth;

•	the failure to realize expected synergies and cost savings;

•	coordinating geographically disparate organizations, systems and facilities; and

•	coordinating or consolidating corporate and administrative functions.

Further, unexpected costs and challenges may arise whenever businesses with different operations or management are combined, and we may experience unanticipated delays in realizing the benefits of an acquisition. If we consummate any future acquisition, our capitalization and results of operation may change significantly, and you may not have the opportunity to evaluate the economic, financial and other relevant information that we will consider in evaluating future acquisitions.

Properties that we buy may not produce as projected and we may be unable to determine reserve potential, identify liabilities associated with the properties or obtain protection from sellers against such liabilities, which could result in material liabilities and adversely affect our financial condition.

One of our growth strategies is to capitalize on opportunistic acquisitions of oil and gas reserves. Any future acquisition will require an assessment of recoverable reserves, title, future oil and gas prices, operating costs, potential environmental hazards, potential tax and ERISA liabilities, and other liabilities and similar factors. Ordinarily, our review efforts are focused on the higher valued properties and are inherently incomplete because it generally is not feasible to review in depth every individual property involved in each acquisition. Even a detailed review of records and properties may not necessarily reveal existing or potential problems, nor will it permit a buyer to become sufficiently familiar with the properties to assess fully their deficiencies and potential. Inspections may not always be performed on every well, and potential problems, such as ground water contamination and other environmental conditions and deficiencies in the mechanical integrity of equipment are not necessarily observable even when an inspection is undertaken. Any unidentified problems could result in material liabilities and costs that negatively impact our financial condition.

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Additional potential risks related to acquisitions include, among other things:

•	incorrect assumptions regarding the future prices of oil and gas or the future operating or development costs of properties acquired;

•	incorrect estimates of the oil and gas reserves attributable to a property we acquire;

•	an inability to integrate successfully the businesses we acquire;

•	the assumption of liabilities;

•	limitations on rights to indemnity from the seller;

•	the diversion of management’s attention from other business concerns; and

•	losses of key employees at the acquired businesses.

If we consummate any future acquisitions, our capitalization and results of operations may change significantly.

Title to our oil and natural gas producing properties cannot be guaranteed and may be subject to prior recorded or unrecorded agreements, transfers, claims or other defects.

Although title reviews may be conducted prior to the purchase of oil and natural gas producing properties or the commencement of drilling wells, those reviews do not guarantee or certify that an unforeseen defect in the chain of title will not arise to defeat our claim. Unregistered agreements or transfers, or native land claims, may affect title. If title is disputed, we will need to defend our ownership through the courts, which would likely be an expensive and protracted process and have a negative effect on our operations and financial condition. In the event of an adverse judgment, we would lose or property rights. A defect in our title to any of our properties may have a material adverse effect on our business, financial condition, results of operations and prospects.

Compliance with environmental and other government regulations could be costly and could negatively impact production.

The laws and regulations of the United States regulate our current business. Our operations could result in liability for personal injuries, property damage, natural resource damages, oil spills, discharge of hazardous materials, remediation and clean-up costs and other environmental damages. Failure to comply with environmental laws and regulations may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties and the issuance of orders enjoining operations. In addition, we could be liable for environmental damages caused by, among others, previous property owners or operators. We could also be affected by more stringent laws and regulations adopted in the future, including any related to climate change and greenhouse gases and use of fracking fluids, resulting in increased operating costs. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could have a material adverse effect on our financial condition, results of operations and liquidity. Additionally, more stringent GHG regulation could impact demand for oil and gas.

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These laws and governmental regulations, which cover matters including drilling operations, taxation and environmental protection, may be changed from time to time in response to economic or political conditions and could have a significant impact on our operating costs, as well as the oil and gas industry in general. While we believe that we are currently in compliance with environmental laws and regulations applicable to our operations, no assurances can be given that we will be able to continue to comply with such environmental laws and regulations without incurring substantial costs.

Significant physical effects of climatic change have the potential to damage our facilities, disrupt our production activities and cause us to incur significant costs in preparing for or responding to those effects.

In an interpretative guidance on climate change disclosures, the SEC indicates that climate change could have an effect on the severity of weather (including hurricanes and floods), sea levels, the arability of farmland, and water availability and quality. If such effects were to occur, our exploration and production operations have the potential to be adversely affected. Potential adverse effects could include damages to our facilities from powerful winds or rising waters in low-lying areas, disruption of our production activities either because of climate-related damages to our facilities in our costs of operation potentially arising from such climatic effects, less efficient or non-routine operating practices necessitated by climate effects or increased costs for insurance coverage in the aftermath of such effects. Significant physical effects of climate change could also have an indirect effect on our financing and operations by disrupting the transportation or process-related services provided by midstream companies, service companies or suppliers with whom we have a business relationship. We may not be able to recover through insurance some or any of the damages, losses or costs that may result from potential physical effects of climate change. In addition, our hydraulic fracturing operations require large amounts of water. Should climate change or other drought conditions occur, our ability to obtain water in sufficient quality and quantity could be impacted and in turn, our ability to perform hydraulic fracturing operations could be restricted or made more costly.

From time to time we may hedge a portion of our production, which may result in our making cash payments or prevent us from receiving the full benefit of increases in prices for oil and gas.

We may reduce our exposure to the volatility of oil and gas prices by hedging a portion of our production. Hedging also prevents us from receiving the full advantage of increases in oil or gas prices above the maximum fixed amount specified in the hedge agreement. Conversely, hedging may limit our ability to realize cash flows from commodity price increases. In a typical hedge transaction, we have the right to receive from the hedge counterparty the excess of the maximum fixed price specified in the hedge agreement over a floating price based on a market index, multiplied by the quantity hedged. If the floating price exceeds the maximum fixed price, we must pay the counterparty this difference multiplied by the quantity hedged even if we had insufficient production to cover the quantities specified in the hedge agreement. Accordingly, if we have less production than we have hedged when the floating price exceeds the fixed price, we must make payments against which there are no offsetting sales of production. If these payments become too large, the remainder of our business may be adversely affected.

In addition, hedging agreements may expose us to risk of financial loss if the counterparty to a hedging contract defaults on its contract obligations. This risk of counterparty performance is of particular concern given the disruptions that occurred in the financial markets that lead to sudden changes in a counterparty’s liquidity and hence their ability to perform under the hedging contract.

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The adoption of derivatives legislation by the U.S. Congress could have an adverse effect on our ability to use derivative instruments to reduce the effect of commodity price, interest rate, and other risks associated with its business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (HR 4173), signed into law in 2010, establishes, among other provisions, federal oversight and regulation of the over-the-counter derivatives market and entities, such as ourselves, that participate in that market. The new legislation required the Commodities Futures Trading Commission (CFTC) and the Securities and Exchange Commission (SEC) to promulgate rules and regulations implementing the new legislation within 360 days from the date of enactment. In July 2011, the CFTC granted temporary exemptive relief from certain swap regulation provisions of the legislation until December 21, 2011, or until the agency finalized the corresponding rules. In December 2011, the CFTC extended the potential latest expiration date of the exemptive relief to July 16, 2012. In its rulemaking under the new legislation, the CFTC has issued a final rule on position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. Certain bona fide hedging transactions or positions are exempt from these position limits. It is not possible at this time to predict when the CFTC will finalize other regulations, including critical rulemaking on the definition of “swap”, “swap dealer” and “major swap participant.” Depending on our classification, the financial reform legislation may require us to comply with margin requirements and with certain clearing and trade-execution requirements in connection with our derivative activities. The financial reform legislation may also require the counterparties to derivative instruments to spin off some of their derivatives activities to separate entities, which may not be as creditworthy as the current counterparties. The new legislation and any new regulations could significantly increase the cost of derivative contracts (including through requirements to post collateral which could adversely affect our available liquidity), materially alter the terms of derivative contracts and reduce the availability of derivatives to protect against risks we encounter. Finally, the legislation was intended, in part, to reduce the volatility of oil and natural-gas prices, which some legislators attributed to speculative trading in derivatives and commodity instruments related to oil and natural gas. Our revenues could therefore be adversely affected if a consequence of the legislation and regulations is to lower commodity prices. Any of these consequences could have a material adverse effect on our consolidated financial position, results of operations, or cash flows.

Certain U.S. federal income tax preferences currently available with respect to oil and natural gas production may be eliminated as a result of future legislation.

In recent years, the Obama administration’s budget proposals and other proposed legislation have included the elimination of certain key U.S. federal income tax incentives currently available to oil and gas exploration and production. If enacted into law, these proposals would eliminate certain tax preferences applicable to taxpayers engaged in the exploration or production of natural resources. These changes include, but are not limited to (i) the repeal of the percentage depletion allowance for oil and gas properties, (ii) the elimination of current deductions for intangible drilling and development costs, (iii) the elimination of the deduction for U.S. production activities and (iv) the increase in the amortization period from two years to seven years for geophysical costs paid or incurred in connection with the exploration for or development of, oil and gas within the United States. It is unclear whether any such changes will be enacted or how soon any such changes would become effective. The passage of any legislation as a result of these proposals or any other similar changes in U.S. federal income tax laws could negatively affect our financial condition and results of operations.

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We rely on our senior management team and the loss of a single member could adversely affect our operations.

We are highly dependent upon our executive officers and key employees. The unexpected loss of the services of any of these individuals could have a detrimental effect on us. We do not maintain key man life insurance on any of our employees.

We rely on a single purchaser of our production, which could have a material adverse effect on our results of operations.

We sell our crude oil and condensate obtained on the Works Property to Countrymark Refining and Logistics, LLC pursuant to an agreement between our operator, TEHI, and Countrymark (the “Countrymark Agreement”). The Countrymark Agreement does not cover the price we receive for our crude oil and condensate. We sell to Countrymark at prevailing daily, and traditionally volatile, market prices, which normally incorporate regional differentials that include but are not limited to transportation costs and adjustments for product quality. The Countrymark Agreement may be cancelled on relatively short notice and does not commit Countrymark to acquire specific amounts of crude oil and condensate. The loss of Countrymark as a purchaser could have a material adverse effect on our business, financial condition and results of operations.

Risks Relating to Our Common Stock

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

If we issue any additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the per share book value of our common stock and result in what is more commonly known as dilution.

Our common stock is subject to “penny stock” regulations that may affect the liquidity of our common stock.

Our common stock is subject to the rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, for which current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which contains the following:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading,

•	a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation of such duties or other requirements of securities laws,

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•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and significance of the spread between the “bid” and “ask” price,

•	a toll-free telephone number for inquiries on disciplinary actions, definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks, and

•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

•	the bid and offer quotations for the penny stock,

•	the compensation of the broker-dealer and its salesperson in the transaction,

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock,

•	the liquidity of the market for such stock, and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock such as our common stock if it is subject to the penny stock rules.

Our Chairman of the Board has control over key decision making as a result of his control of a majority of our voting stock.

Nikolas Konstant, our Chairman, and CEO, will be able to exercise voting rights with respect to an aggregate of 32,500,100 shares of Series B preferred stock, which represents approximately 74% of the voting power of our outstanding capital stock. As a result, Mr. Konstant has the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. This concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support, or conversely this concentrated control could result in the consummation of such a transaction that our other stockholders do not support. This concentrated control could also discourage a potential investor from acquiring our common stock due to the limited voting power of such stock relative to the shares of common stock and might harm the market price of our common stock. In addition, Mr. Konstant has the ability to control the management and major strategic investments of our company as a result of his position as our CEO and his ability to control the election or replacement of our directors. In the event of his death, the shares of our capital stock that Mr. Konstant owns will be transferred to the persons or entities that he designates. As a board member and officer, Mr. Konstant owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. As a stockholder, even a controlling stockholder, Mr. Konstant is entitled to vote his shares in his own interests, which may not always be in the interests of our stockholders generally.

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A substantial number of our shares are available for sale in the public market and sales of those shares could adversely affect our stock price.

Sales of a substantial number of shares of common stock into the public market, or the perception that such sales could occur, could substantially reduce our stock price in the public market for our common stock, and could impair our ability to obtain capital through a subsequent sale of our securities.

The public market for our common stock is minimal.

Our common stock is thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company, such as us, or purchase or recommend the purchase of our common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our common stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. There can be no assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your common stock at or near ask prices or at all.

It is anticipated that our stock price will be volatile and the value of your shares may be subject to sudden decreases.

It is anticipated that our common stock price will be volatile. Our common stock price may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual operating results;

•	actual or anticipated product constraints;

•	decreased demand for our products resulting from changes in consumer preferences;

•	product and services announcements by us or our competitors;

•	loss of any of our key executives;

•	regulatory announcements, proceedings or changes;

•	announcements in the oil industry;

•	competitive product developments;

•	intellectual property and legal developments;

•	mergers or strategic alliances in the oil industry;

•	any business combination we may propose or complete;

•	any financing transactions we may propose or complete; or

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•	broader industry and market trends unrelated to our performance.

Potential fluctuations in our operating results could lead to fluctuations in the market price for our common stock.

Our results of operations are expected to fluctuate significantly from quarter-to-quarter, depending upon numerous factors, including:

•	demand for our products;

•	changes in our pricing policies or those of our competitors;

•	increases in our operating costs;

•	the number, timing and significance of product enhancements and new product announcements by us and our competitors;

•	governmental regulations affecting the production or use of our products; and

•	personnel changes.

Your stock ownership will be diluted by our issuance of additional securities, including in connection with subsequent rounds of financing.

It is likely that we will need further financing for the continued growth of our business to achieve our planned growth. No assurance can be given as to the availability of additional financing or, if available, the terms upon which it may be obtained. Raising additional financing may result in our issuing additional securities, which could result in the dilution of your ownership percentage of us. We may also decide to issue shares in exchange for the acquisition of other companies in order to expand business operations. The issuance of any such shares will have the effect of further diluting your ownership percentage.

We may be unable to achieve or sustain profitability or raise sufficient additional capital, which could result in a decline in our stock price.

Future operating performance is never certain, and if our operating results fall below the expectations of securities analysts or investors, the trading price of our common stock will likely decline. We have historically experienced losses from operations and we may be unable to achieve or sustain profitability on a quarterly or annual basis in the future. Moreover, you should anticipate that operating and capital expenditures will increase significantly in future years primarily due to:

•	increase in the competitiveness of the markets for our products;

•	hiring of additional personnel;

•	expansion into new markets and acquisition of new properties; and

•	the absence of significant revenues from our current oil and gas producing assets.

To the extent these activities yield increased revenues, the revenues may not offset the increased operating and capital expenditures we incur.

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Our ability to generate sufficient cash flow or to raise sufficient capital to fund our operating and capital expenditures depends on our ability to improve operating performance. This in turn depends, among other things, on our ability to implement a variety of new and upgraded operational and financial systems, procedures and controls and expand, train, manage and motivate our workforce. All of these endeavors will require substantial management efforts and skills and require significant additional expenditures. We cannot assure you that we will be able to effectively improve our operating performance, and any failure to do so may have a material adverse effect on our business and financial results.

There may be restrictions on your ability to resell shares of common stock under Rule 144.

Currently, Rule 144 under the Securities Act permits the public resale of securities under certain conditions after a six or twelve month holding period by the seller, including requirements with respect to the manner of sale, sales volume restrictions, filing requirements and a requirement that certain information about the issuer is publicly available (the “Rule 144 resale conditions”). At the time that stockholders intend to resell their shares under Rule 144, there can be no assurances that we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or, if so, current in our reporting requirements under the Exchange Act, in order for stockholders to be eligible to rely on Rule 144 at such time. In addition to the foregoing requirements of Rule 144 under the federal securities laws, the various state securities laws may impose further restrictions on the ability of a holder to sell or transfer the shares of common stock.

Our anti-takeover provisions or provisions of Nevada law, in our articles of incorporation and bylaws and the common share purchase rights that accompany shares of our common stock could prevent or delay a change in control of us, even if a change of control would benefit our stockholders.

The Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain publicly held Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain publicly held Nevada corporations, such as us, in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. The Control Share Acquisition Statute generally applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. Our Bylaws provide that the provisions of the Nevada Revised Statutes, known as the “Control Share Acquisition Statute” apply to the acquisition of a controlling interest in us, irrespective of whether we have 200 or more stockholders of record, or whether at least 100 of our stockholders have addresses in the State of Nevada appearing on our stock ledger. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Security Ownership of Certain Beneficial Owners and Management

The following tables reflect, as of the date of this Report, the beneficial ownership of: (a) each of our directors, (b) each named executive officer, (c) each person known by us to be a beneficial holder of 5% or more of our common stock, and (d) all of our directors and executive officers as a group.

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Except as otherwise indicated below, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Unless otherwise indicated, the principal address of each shareholder, director and listed executive officer is 2049 Century Park East, Suite 3670, Los Angeles, California 90067.

Name of Beneficial Owner – 5% or Greater Stockholders	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned Assuming the Conversion of All Shares of Series B Stock (2)

Nikolas Konstant	26,000,080,000	(3)	73.98%

*Less than 1%

Name of Beneficial Owner – Management and Directors	Number of Shares Beneficially Owned (1)		Percentage of Shares Beneficially Owned Assuming the Conversion of All Shares of Series B Stock (2)

Nikolas Konstant	26,000,080,000	(3)	73.98%
Martin B. Oring	20,000,000	(4)	*
John R. Hogg	20,000,000	(5)	*
John Mitola	60,000,000	(6)	*
James C. Lanshe	20,000,000	(7)	*
Gus Rahim	10,600	(8)	*

Directors and officers as a group (six persons)	26,120,090,060		74.15%

*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date of this Report, including but not limited to the right to acquire shares of common stock subject to options, warrants or convertible preferred stock. Unless otherwise indicated in the footnotes to this table, we believe stockholders named in the table will have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name. Unless otherwise indicated, the shareholders, officers, directors and stockholders can be reached at our principal offices, located at 2049 Century Park East, Suite 3670, Los Angeles, California 90067.

(2) Percentage of ownership is based on an assumed 35,141,669,091 shares of common stock outstanding, which in turn consists of 61,633,891 shares of common stock and 43,850,044 shares of Series B preferred stock currently outstanding as of the date of this Report. The outstanding shares of Series B preferred stock are convertible into: (i) 800 shares of common stock per share of Series B preferred stock; and (ii) an aggregate of 35,080,035,200 shares of common stock. The shares of Series B preferred stock are entitled to vote together with the common stockholders on an as-converted basis. All issued and outstanding shares of Series B preferred stock will automatically convert into shares of common stock upon the filing of an amendment to the articles of incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock. We intend to file a proxy statement with respect to a meeting of stockholders to obtain stockholder approval of an amendment to the articles of incorporation for the purpose of authorizing a sufficient number of shares of common stock in order to effectuate the conversion of all shares of Series B preferred stock into common stock in the near future. Other than shares of common stock issuable upon the conversion of shares of Series B stock, which for the purposes of this table we have deemed converted and outstanding for every stockholder, shares of common stock subject to options or warrants, or which may otherwise be acquired within 60 days of the date of this Report, are deemed outstanding for computing the percentage ownership of the stockholder holding the options, warrants or other such right, but are not deemed outstanding for computing the percentage ownership of any other stockholder.

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(3) Consists of 32,500,100 shares of Series B preferred stock held by the Plethora Trust, a Delaware statutory trust of which Mr. Konstant is the principal beneficiary. The shares are convertible, in the aggregate, into 26,000,080,000 shares of common stock. In addition, if we were to assume that only Mr. Konstant’s shares of Series B preferred stock were converted, and not any other securities convertible into common stock held by others, Mr. Konstant would beneficially own 99.86% of the outstanding shares of common stock. Mr. Konstant is our President, CEO, CFO and chairman of the board of directors.

(4) Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Oring’s options were exercised and converted into common stock, and not any other securities convertible into common stock held by others, Mr. Oring would beneficially own 24.50% of the outstanding shares of common stock. Mr. Oring is a member of our board of directors.

(5) Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Hogg’s options were exercised and converted into common stock, and not any other securities convertible into common stock held by others, Mr. Hogg would beneficially own 24.50% of the outstanding shares of common stock. Mr. Hogg is a member of our board of directors.

(6) Consists of 50,000 shares of Series B preferred stock and options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock are held by Quantum Advisors, LLC, of which Mr. Mitola is the controlling member. The shares of Series B preferred stock are convertible, in the aggregate, into 40,000,000 shares of common stock, and the shares of Series B preferred stock underlying the options are convertible, in the aggregate, into 20,000,000 shares of common stock, for a total of 60,000,000 shares of common stock. The options vested on May 1, 2012 and expire on May 1, 2015. In addition, if we were to assume that only Mr. Mitola’s shares of Series B preferred stock and options were converted, and not any other securities convertible into common stock held by others, Mr. Mitola would beneficially own 49.33% of the outstanding shares of common stock. Mr. Mitola is a member of our board of directors and the CEO of Plethora Energy.

(7) Consists of options to acquire 25,000 shares of Series B preferred stock at an exercise price of $2.50. The shares of Series B preferred stock underlying these options are convertible, in the aggregate, into 20,000,000 shares of common stock. These options vested on August 1, 2012 and expire on August 1, 2015. In addition, if we were to assume that only Mr. Lanshe’s options were exercised and converted into common stock, and not any other securities convertible into common stock held by others, Mr. Lanshe would beneficially own 24.50% of the outstanding shares of common stock. Mr. Lanshe is a member of our board of directors.

(8) Consists of 10,600 shares of common stock.

Directors and Executive Officers

General

On October 12, 2012, upon effectiveness of the Merger, our former officers resigned from their positions and the following persons became our directors and officers:

Nikolas Konstant, Martin B. Oring, John R. Hogg, John Mitola and James C. Lanshe became our directors. In addition, Gus Rahim remained as a member of our board. Nikolas Konstant became our Chairman, Chief Executive Officer, President and Chief Financial Officer, and John Mitola became our corporate secretary.

Our directors currently have terms which will end at our next annual meeting of the stockholders or until their successors are elected and qualify, subject to their death, resignation or removal. Officers serve at the discretion of the board of directors. There are no family relationships among any of our directors and executive officers.

The following table sets forth certain biographical information with respect to our directors and executive officers:

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Name	Position	Age

Nikolas Konstant	President, Chief Executive Officer, Chief Financial Officer and Chairman	53
Martin B. Oring	Director	67
John R. Hogg	Director	53
John Mitola	Director and Corporate Secretary	47
James C. Lanshe	Director	66
Gus Rahim	Director	52

Nikolas Konstant. Mr. Konstant became our President, Chief Executive Officer, Chief Financial Officer and Chairman in connection with the closing of the Merger Agreement. He also has served as the Chairman of Eos Petro, Inc. since 2011. Mr. Konstant has more than 17 years of experience as a merchant financier, investor and advisor to public and private companies on mergers and acquisitions, capital formation and balance sheet restructurings. Mr. Konstant has been providing equity and debt financing for public and private companies for over 17 years as a merchant financier. Previously, Mr. Konstant was the managing director of NCVC, LLC, a $200 million venture capital fund and indirect subsidiary of Nightingale Conant. While at NCVC, Mr. Konstant provided equity for the Wolfgang Puck Food Company, Nutrition for Life (which was the number one stock on NASDAQ in the year of 1996), On Stage Entertainment, Platinum Technologies and several other public companies. Previously, Mr. Konstant founded nanoUniverse, PLC (AIM: NANO), co- founded Electric City Corporation (currently known as Lime Energy Co.) (NASDAQ: LIME) and co- founded Advanced Cell Technology, Inc. (OTCBB: ACTC). Mr. Konstant has been a board member of Nightingale Conant, On Stage Entertainment, UCLA Board of Governors and on the board of the investment Subcommittee of Cedars Sinai Hospital. Mr. Konstant currently serves on the Cedars Sinai Board of Governors. Mr. Konstant is also the Chairman of DreamWorks Children of the World a charitable organization for Children of the World. Mr. Konstant attended Harvard Business School and has several certificates from HBS and the University of Chicago in addition a degree of Calculus from Barstow College. He is semi fluent in Greek, semi fluent in Italian and French. He is presently studying Mandarin. Mr. Konstant is a Mason at the Menorah Lodge #523. Mr. Konstant was a member in YPO, the Young Presidents Organization, since 1998 with the Belair Chapter in Los Angeles California. As a financier, investor and advisor, we believe that Mr. Konstant will contribute his leadership skills, knowledge and finance background, and business experience to our board of directors. In addition, we believe that Mr. Konstant’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

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Martin B. Oring. Mr. Oring became a member of our board of directors in connection with the closing of the Merger Agreement. He has been a member of the board of directors of Searchlight Minerals Corp. since October 6, 2008 and its President and Chief Executive Officer since October 1, 2010. Mr. Oring, a senior financial/planning executive, has served as the President of Wealth Preservation, LLC, a financial advisory firm that serves high-net-worth individuals, since 2001. Since the founding of Wealth Preservation, LLC in 2001, Mr. Oring has completed the financial engineering, structuring, and implementation of over $1 billion of proprietary tax and estate planning products in the capital markets and insurance areas for wealthy individuals and corporations. From 1998 until 2001, Mr. Oring served as Managing Director, Executive Services at Prudential Securities, Inc., where he was responsible for advice, planning and execution of capital market and insurance products for high-net-worth individuals and corporations. From 1996 to 1998, he served as Managing Director, Capital Markets, during which time he managed Prudential Securities’ capital market effort for large and medium-sized financial institutions. From 1989 until 1996, he managed the Debt and Capital Management group at The Chase Manhattan Corporation as Manager of Capital Planning (Treasury). Prior to joining Chase Manhattan, he spent approximately eighteen years in a variety of management positions with Mobil Corporation, one of the world’s leading energy companies. When he left Mobil in 1986, he was Manager, Capital Markets & Investment Banking (Treasury). Mr. Oring is also currently a director and chief executive officer of PetroHunter Energy Corporation, and was previously a director of Parallel Petroleum Corporation, each of which is a publicly traded oil and gas exploration and production company. He also serves as a director of Falcon Oil & Gas Australia Limited, a subsidiary of Falcon Oil & Gas Ltd., an international oil and gas exploration and production company, headquartered in Denver, Colorado, which trades on the TSX Venture Exchange. Mr. Oring has served as a Lecturer at Lehigh University, the New York Institute of Technology, New York University, Xerox Corporation, Salomon Brothers, Merrill Lynch, numerous Advanced Management Seminars, and numerous in-house management courses for a variety of corporations and organizations. He has an MBA Degree in Production Management, Finance and Marketing from the Graduate School of Business at Columbia University, and a B.S. Degree in Mechanical Engineering from Carnegie Institute of Technology. As a financial planner and an executive with experience in banking and finance, we believe that Mr. Oring will contribute his leadership skills, knowledge and finance background, and business experience to our board of directors. In addition, we believe that Mr. Oring’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

John R. Hogg. Mr. Hogg became a member of our board of directors in connection with the closing of the Merger Agreement. He has over three decades of oil exploration and operations expertise, both in government negotiations and direct domestic negotiations, as well as in both onshore and offshore hydrocarbon projects. He has been involved with several substantial hydrocarbon discoveries totaling 1.5 trillion cubic feet of gas and more than 50 million barrels of oil. Since 2007 through the present, Mr. Hogg has served as the Vice President of Exploration and Operation and an officer s at MGM Energy Corporation, where he manages all exploration and delineation efforts on MGM assets on the Mackenzie Delta and in the Norman Wells area of the Central Northwest Territories. He is also responsible for the reserves and resources of MGM’s Health Safety and Environmental Committee and the Audit Committee. Since 2008, Mr. Hogg has also served as a Director for Windsor Energy Inc., a private company exploration for hydrocarbons in Eastern Canada. From 2006 to 2007 Mr. Hogg worked as the Manager of New Ventures and Frontier Exploration for ConocoPhillips Canada, where his responsibilities included managing a staff of 40 geoscientists and engineers, managing an exploration program with eight million acres of land and building a portfolio of new play opportunities for the Senior Exploration Management, Canadian Arctic Business Unit and Canadian Leadership Teams. Mr. Hogg has focused on direct exploration and the production of assets throughout his career, including as Manager of New Ventures for Encana Corp from 2004 to 2005 and as Team Lead and Geological Specialist for Petro-Canada, Inc. from 1988 to 1997. His past work has also led him to senior roles with world-class exploration companies, including Gulf Resources and Husky Oil. He has had the opportunity and direct responsibility for several significant capital exploration programs. Mr. Hogg has received awards for his work throughout his distinguished career, the most recent of which was honorary member status from the American Association of Petroleum Geologists. Mr. Hogg has also been involved with influential industry trade associations, including acting as the president of the Canadian Society of Petroleum Geologists in 2003 and as vice president of the American Association of Petroleum Geologists. Mr. Hogg holds a B.Sc. in Geology from McMaster University and is registered as a Professional Geologist in Canada. As a person with executive and technical experience in the oil industry, we believe that Mr. Hogg will contribute his leadership skills, knowledge and oil industry background, and business experience to our board of directors. In addition, we believe that Mr. Hogg’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

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John Mitola. Mr. Mitola became a member of our board of directors in connection with the closing of the Merger Agreement. Since 2008, he has served as President and director of Juhl Wind, Inc., one of the longest standing wind power development companies in the United States, and a leader in the development of community wind farms. Mr. Mitola has presided over the structuring of $240 million in project financing required to fund the full-scale development and construction of eight wind farms in Minnesota and Nebraska. Prior to his position with Juhl Wind, Mr. Mitola was a managing partner with Kingsdale Capital International, a private equity and capital advisory firm that specialized in merchant banking, leveraged buyouts and corporate finance in the renewable energy industry. He currently owns and operates Quantum Advisors, LLC, a firm specializing in the structuring and startup of new enterprises in the energy, environmental and transportation fields. Mr. Mitola served as Chairman of the Illinois Toll Highway Authority from 2003 to 2009. The Illinois State Toll Highway Authority is one of the largest agencies in Illinois and is one of the largest transportation agencies in North America. From 2000 to 2006, Mr. Mitola served as the Chief Executive Officer and as a director of Electric City Corp., a publicly-traded company specializing in energy efficiency systems. From 1997 to 1999, Mr. Mitola served as the Vice President and General Manager of Exelon Thermal Technologies, a subsidiary of Exelon Corp, which designed and built alternative energy systems. From 1990 until his move to Electric City Corp, Mr. Mitola served in other various leadership roles at Exelon Thermal Technologies. Mr. Mitola also serves as a board member of IDO Security Inc., a publicly traded company. He is a member of the American Society of Heating, Refrigerating and Air-Conditioning Engineers and the Association of Energy Engineers. His community affiliations include membership in the Economic Club of Chicago, City Club of Chicago, Union League Club and the governing board of the Christopher House Board of Directors. He is also a member of the boards of Scholarship Chicago, the Illinois Council Against Handgun Violence and the Illinois Broadband Development Council. Mr. Mitola received his B.S. degree in engineering from the University of Illinois at Urbana-Champaign and J.D. from DePaul University College of Law. As a person with finance experience and executive and technical experience in the energy industry, we believe that Mr. Mitola will contribute his leadership skills, knowledge, finance and energy industry background, and business experience to our board of directors. In addition, we believe that Mr. Mitola’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

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James C. Lanshe. Mr. Lanshe became a member of our board of directors in connection with the closing of the Merger Agreement. He has been actively involved in law, investment management and oil & gas for over twenty-five years. Most recently he served as the Executive Vice President and General Counsel of Baytree Capital Associates, LLC in New York. Previously, he was chief executive of a fund services company, MadisonGrey Fund Services, with offices in New York, Atlanta and Cayman, that provided administration and regulatory compliance services for over six billion dollars in fund assets. He has been a partner at O'Connor, Cavanagh, Anderson, Westover, Killingworth & Beshears (now Greenberg Traurig) in Phoenix, Arizona, and served as the chief executive of Norex Corporation, a diversified financial services company, including its subsidiary, the Biltmore Trust Company. Mr. Lanshe has also served as an assistant dean and faculty member at Seton Hall University School of Law where he taught domestic and international securities regulation and corporate finance. Specific courses taught included: Securities Regulation, Securities Litigation, Corporate Finance, Problems of Transnational Business, Jurisprudence and Independent Research-supervisor for various securities-related projects. While at Seton Hall he also acted as a consultant to the United Nations Development Program for Europe and the Commonwealth of Independent States (UNDP CIS Program), where he advised on legislative reform within the CIS to facilitate the flow of private capital into that region. He has also held an honorary research associateship at Oxford Brookes University School of Social Sciences and Law, Oxford, England, where he guest lectures on transnational business issues and supervises dissertations. Prior to teaching at Seton Hall, he was on the faculty at the University of Louisville's Brandeis School of Law where he taught mergers and acquisitions and real estate finance. Mr. Lanshe has previously held a gubernatorial appointment (with senate confirmation) to the Arizona Oil and Gas Conservation Commission, and served as that body’s representative to the Legal Affairs Committee of the Interstate Oil and Gas Compact Commission. His other governmental experience includes: ( i) having served as an administrative aide to the former United States Senate Minority Leader, Hugh Scott ; and, (ii) having served as a captain in the United States Marine Corps Office of the Staff Judge Advocate, during which time he held a State Department appointment as a United States representative to the courts of Japan. Mr. Lanshe has also served on numerous business, civic and charitable boards, including, LaTex Resources (a publicly traded E&P company), Standard Management Corporation (the publicly traded holding company for Standard Life Insurance Company of Indiana), the Saint Thomas University School of Law, Sacred Heart Healthcare System, Muhlenberg College Board of Associates, the Jesse Owens Memorial Health Center and various YMCA organizations in Arizona and Pennsylvania. Mr. Lanshe is a graduate of Georgetown University (B.A, with Distinction), Cornell University School of Law (JD), Harvard University (MPA), University of Hawaii (MBA), and Cardiff University (MPhil). He is admitted to practice law in the states of Arizona, New York, Pennsylvania, Texas and the District of Columbia, as well as various federal courts, including the Supreme Court of the United States. As a person with finance experience and executive experience in the oil industry, we believe that Mr. Lanshe will contribute his leadership skills, knowledge, finance and oil industry background, and business experience to our board of directors. In addition, we believe that Mr. Lanshe’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Gus Rahim. Mr. Rahim is a longstanding member of our board and, prior to the closing of the Merger Agreement, was our Chief Executive Officer and Chief Financial Officer. He has owned and served as President of the Ontario Driving School of London Inc. since 1982, and of Payless Auto Leasing and Sales Inc. since 1985. He was the owner and General Manger of Canadian Centre for Decision Driving (CCDD) from 2004 to 2007. Mr. Rahim is also the founding member of the Truck Training Schools Association of Ontario in 1993 and presently serves as a board member and past President. Additionally, in 2005, he served as a board member of The Road Safety Association for one year. He is an active member of the Ontario Safety League. He also served as the President and Chairman of the Board of Claremont Technologies Corp from 2005 to 2006. As a person with executive business experience, we believe that Mr. Rahim will contribute his leadership skills, knowledge and business background, and business experience to our board of directors. In addition, we believe that Mr. Rahim’s membership on our board of directors will help to achieve the objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Corporate Governance

We are committed to having sound corporate governance principles. We believe that such principles are essential to running our business efficiently and to maintaining our integrity in the marketplace.

We have six members of our board and do not have a separately designated audit, compensation or nominating committee of our board. The functions customarily delegated to these committees are performed by our full board. We are not a “listed company” under SEC rules and are therefore not required to have separate committees comprised of independent directors.

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Although the board does not have an audit committee, for certain purposes of the rules and regulations of the SEC and in accordance with the Sarbanes-Oxley Act of 2002, our board is deemed to be its audit committee and ,as such, functions as an audit committee and performs some of the same functions as an audit committee including: (i) selection and oversight of our independent accountant; (ii) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; and (iii) engaging outside advisors.

We anticipate that the board will form committees and adopt related committee charters, including an audit committee, corporate governance and nominations committee and compensation committee.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the board of directors also considers the candidate’s character, judgment, age and skills, including financial literacy and experience in the context of our needs and the needs of the board of directors. In addition to considering an appropriate balance of knowledge, experience and capability, the board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, skills and other individual qualities that contribute to board heterogeneity.

Director Independence

We believe that Martin B. Oring, John R. Hogg and James C. Lanshe are “independent,” and that Nikolas Konstant, John Mitola and Gus Rahim are not “independent,” as that term is defined in Section 5605 of the NASDAQ Marketplace Rules.

We do not separate the roles of Chief Executive Officer and Chairman of the Board because Mr. Konstant serves as Chief Executive Officer and Chairman of the Board.

Limitation of Liability of Directors

Nevada Revised Statutes provide that, subject to certain exceptions, or unless the articles of incorporation or an amendment thereto, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. Our Articles of Incorporation do not contain a provision which provides for greater individual liability of our directors and officers.

Our Articles of Incorporation include provisions for limiting liability of our directors and officers under certain circumstances and for permitting indemnification of directors, officers and certain other persons, to the maximum extent permitted by applicable Nevada law, including that:

no director or officer is individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer, provided, that the foregoing clause will not apply to any liability of a director or officer for any act or failure to act for which Nevada law proscribes this limitation and then only to the extent that this limitation is specifically proscribed,

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•	any repeal or modification of the foregoing provision will not adversely affect any right or protection of a director existing at the time of such repeal or modification,

•	we are permitted to indemnify our directors, officers and such other persons to the fullest extent permitted under Nevada law. Our current Bylaws include provisions for the indemnification of our directors, officers and certain other persons, to the fullest extent permitted by applicable Nevada law, and

•	with respect to the limitation of liability of our directors and officers or indemnification of our directors, officers and such other persons, neither any amendment or repeal of these provisions nor the adoption of any inconsistent provision of our Articles of Incorporation, will eliminate or reduce the effect of these provisions, in respect of any matter occurring, or any action, suit or proceeding accruing or arising or that, but for these provisions, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Executive Compensation

Executive Compensation

The following table sets forth certain information concerning compensation of certain of our executive officers, including our Chief Executive Officer and all other executive officers, or the named executive officers, whose total annual salary and bonus exceeded $100,000, for the years ended December 31, 2011 and 2010 (“Named Executive Officers”):

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Gus Rahim CEO	2011	$0	$0	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0	$0	$0
Nikolas Konstant (CEO of Eos Petro)	2011	$0	$0	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0	$0	$0

Option/SAR Grants to Executive Officers

No Named Executive Officers received or exercised any stock awards, stock options or SARs during the year ended December 31, 2011, or otherwise were the beneficial owners of any stock awards, stock options or SARs at December 31, 2011.

Employment Agreements

On September 13, 2012, the Company entered into an at-will employment agreement with Martin Cox (“Cox”). Mr. Cox agreed to act as Operations Manager. His duties include, but are not limited to, evaluating, executing and managing company operations. In consideration for Mr. Cox’s services, the Company agreed to pay Mr. Cox $20,000 upon the execution of the employment agreement in addition to a monthly salary of $10,000. If Mr. Cox is still employed by the Company on the one-year anniversary of September 13, 2012, he shall receive 100,000 shares of the Company’s common stock.

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Certain Relationships and Related Transactions.

Transactions with Mr. Konstant

Our principal offices are located at 2049 Century Park East, Suite 3670, in Los Angeles, California. We sublease this approximately 2,000 square feet of space pursuant to an oral agreement with Princeville, an affiliate of Mr. Konstant, which in turn has an agreement to lease the space from an unaffiliated third party. Princeville pays $4,000 a month to the unaffiliated party, and we in turn pay $4,000 a month to Princeville. This oral lease is renewable on a year-to-year basis.

Eos has issued 32,500,100 restricted shares of Eos common stock to Plethora in a series of four transactions. Plethora is a company wholly-owned by Nikolas Konstant. At the time all four transactions were consummated, Mr. Konstant was the founder of Eos, Member on and Chairman of the Board of Directors of Eos. After the Merger Agreement, Mr. Konstant also became Cellteck’s President, Chief Executive Officer, Chief Financial Officer, Director on and Chairman of the Board of Directors. The 32,500,100 shares were issued in the following transactions:

•	On May 2, 2011, Eos issued the first 1,100 restricted shares of Eos’ common stock to Plethora per action by written consent of the sole stockholder in consideration for $10.00. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.
•	On May 3, 2011 Eos entered into a Contribution Agreement with Plethora. Upon consummation of the agreement, Eos issued 24,999,000 restricted shares of Eos’ common stock to Plethora. Furthermore, pursuant to the terms of the agreement, upon completion of the transaction to acquire the Works Property, Eos issued 6,500,000 restricted shares of Eos’ common stock to Plethora. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.
•	On February 16, 2012 Eos entered into an agreement with Sharma in order to obtain a $400,000 bridge loan. In order to secure the loan, Nikolas Konstant pledged and guaranteed some of his personal assets (the “Pledge”). As consideration for the Pledge, Eos issued to Plethora 1,000,000 restricted shares of Eos’ common stock. These shares were subsequently converted into an equal number of shares of our Series B preferred stock pursuant to the Merger Agreement.

Mr. Konstant has also personally guaranteed and indemnified certain obligations of Eos:

•	On October 24, 2011, Nikolas, jointly and severally with Eos, singed a promissory note to obtain a $200,000 loan from RT for Eos’ use.
•	On February 16, 2012, Eos executed a series of documents with Sharma in order to secure a $400,000 bridge loan. This amount was subsequently amended to $600,000. Mr. Konstant personally guaranteed the loan and pledged some of his personal assets.
•	On June 18, 2012, Eos entered into a bridge loan agreement to obtain a $350,000 loan from Vicki Rollins. Mr. Konstant agreed to personally indemnify Ms. Rollins against certain losses arising out of Eos’ behavior, including Eos’ failure to apply funds to pay off the loan in the event of a default.
•	On August 2, 2012, Eos executed a series of documents with Babcock in order to (1) secure a $300,000 loan, and (2) lease office space located at 1975 Babcock Road, San Antonio, Texas. Mr. Konstant personal guaranteed the loan and the lease.

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On September 24, 2012, Eos entered into a Consulting Agreement with Plethora Enterprises, LLC (“Plethora Enterprises”). Mr. Konstant is the managing member of Plethora Enterprises. Plethora Enterprises agreed to provide various kinds of consulting support and advisory services to Eos. Plethora Enterprises further agreed to serve as a strategic advisor to Eos, to be in addition to Mr. Konstant’s services as a member and chairman of the board of directors. The initial term of the agreement is sixty months from September 24, 2012, but, unless either of the parties delivers a notice of termination, on the last day of each month of the term, the term shall be extended for an additional month so that, absent the delivery of a notice of termination, the term shall perpetually be sixty months. In the event of any termination by Eos, within 30 days of the effective date of such termination, Eos must pay to Plethora Enterprises a termination fee equal to the product of 36 and the arithmetic mean of the Monthly Fee, as that term is defined below.

In exchange for Plethora Enterprises’ services, Eos agreed to compensate Plethora Enterprises commencing in September 2012 a monthly fee (the “Monthly Fee”). The Monthly Fee is initially $30,000 per month, provided, however, that payment of the Monthly Fee shall be deferred, but not abated, until the first month following the month in which Eos has either: (a) successfully raised and funded a cumulative total of at least $2.5 million in corporate equity; or (b) become cash flow positive on a monthly basis for at least two consecutive months. For the purposes of the next sentence, each month the EBITDA of Eos for the 12-month period (the “LTM”) ended two months prior to the month of calculation. In the month in which the EBITDA of Eos for the LTM meets or exceeds any of $6 million, $12 million or $20 million, the Monthly Fee shall be adjusted to equal one-twelfth of ten percent of the LTM EBITDA. Such adjusted Monthly Fee shall remain in effect unless and until the LTM EBITDA rises or falls below the next higher or lower LTM EBITDA provided above, provided that the Monthly Fee shall in no event be reduced below $30,000. Once deferred Monthly Fees become payable, the amount of such deferred Monthly Fees will be paid in equal monthly installments of $15,000, in addition to the then-applicable Monthly Fee until all deferred Monthly Fee amounts have been paid in full. In addition to the monthly fee, Eos shall pay Plethora Enterprises a fee based on the growth of Eos: concurrent with the closing of any acquisitions, Eos shall pay to Plethora Enterprises a fee equal to 1% of the aggregate consideration paid in such acquisition (which includes debt assumed), with a minimum fee of $60,000 per acquisition, regardless of the size of the acquisition.

Eos also has an unsecured non-interest bearing related party loan in the amount of $67,458 and $39,598 as of June 30, 2012 and December 31, 2011 respectively. This advance is from Nikolas Konstant. The proceeds were used for daily business operations. The loan is non-interest bearing and it is due on demand.

Transactions with other Related Parties

On August 29, 2011, Eos incurred $10,750 each from EAOG and PBOG. EAOG is owned 90% by Eos, and PBOG is owned 90% by Plethora Oil and Gas Limited, a company which in turn is 100% owned by Nikolas Konstant. The other 10% of EAOG and PBOG are owned by Baychester.

On October 3, 2011, Eos entered into an Exclusive Business Partner and Advisory Agreement with Baychester, which owns a 10% minority interest in EAOG and PBOG. Pursuant to the agreement, Eos agreed to pay Baychester a monthly consulting fee of $10,000. Furthermore, if either PBOG or EAOG is granted a concession in West Africa, Baychester will be issued 5,000,000 shares of our Series B preferred stock, or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock. Baychester is also entitled to a bonus fee if Eos consummates a business arrangement with a third party as a result of Baychester’s introduction or contract.

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Eos also entered into a Services Agreement with Quantum on July 1, 2012. Quantum’s managing member is John Mitola, who, at the time of execution of the agreement, was a member of the Board of Directors of Eos. Mr. Mitola also now serves on the Board of Directors of Cellteck and is the President and CEO of Plethora Energy. Commencing in the first month following the earlier to occur of (i) Eos successfully raising a minimum of $2.5 million in equity financing; or (ii) Eos becoming cash flow positive on a monthly basis, Eos agreed pay Quantum a monthly fee of $5,000 per month, payable on the 15th day of each month (the “Monthly Retainer”). If the agreement has not been terminated by July 1, 2014 and Eos is cash flow positive at that time, the Monthly Retainer shall increase to $8,000 per month. Any Monthly Retainer payments to Quantum shall constitute prepayment of any success fee owed to Quantum. Quantum shall receive such success fees for providing services in support of certain future acquisition and/or financing projects of Eos, the parameters of which shall be laid out Eos. Eos also agreed to grant Quantum a total of 200,000 shares of common stock. Eos already issued Quantum 50,000 restricted shares of the Eos’ common stock. These 50,000 shares were subsequently converted into 50,000 shares of our Series B preferred stock pursuant to the Merger Agreement. The remaining 150,000 shares will vest in three equal groups if the Services Agreement has not been terminated by the following dates: December 31, 2012, July 1, 2013 and December 31, 2013. Quantum will be issued shares of our Series B preferred stock or, if the automatic conversion contemplated by the Merger Agreement has been consummated, shares of our common stock.

Description of Securities

Our Common Stock

There are 300,000,000 shares of common stock authorized for issuance. As of the date of this Report, there are 61,633,891 shares of common stock issued and outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of our preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. There are no sinking fund provisions applicable to our common stock. Our common stock has no preemptive or conversion rights or other subscription rights.

Our Preferred Stock

There are 100,000,000 shares of our preferred stock authorized for issuance. On October 2, 2012, we filed a Certificate of Designations with respect to the authorization by our board of directors of a series of preferred stock designated as the Series B preferred stock. As of the date of this Report, there are 43,850,044 shares of preferred stock issued and outstanding, which consist entirely of shares of our Series B preferred stock. The shares of Series B preferred stock were issued in connection with the closing of the transactions contemplated by the Merger Agreement.

Each share of our Series B preferred stock is convertible into 800 shares of our common stock, subject to certain specified adjustments, including, without limitation, adjustments based on common stock dividends, stock splits, stock reclassifications or the consummation of a merger, reorganization or sale of all or substantially all of our assets. The shares of Series B preferred stock will automatically convert into shares of our common stock upon the filing, by us, of an amendment to our articles of incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock.

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On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), holders of Series B preferred stock will vote together with the holders of common stock as a single class and each holder of outstanding shares of Series B preferred stock will be entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Series B preferred stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. In addition, so long as any shares of Series B preferred stock are outstanding, we will not without the consent or vote of the holders of a majority of the outstanding shares of the Series B preferred stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation or otherwise) any provision of our articles of incorporation (or the certificate of designation for the Series B preferred stock), if such amendment would increase the authorized shares of the Series B preferred stock or alter or change the powers, preferences or special rights of the shares of the Series B preferred stock so as to affect the Series B preferred stock adversely.

Any shares of Series B preferred stock that are converted into shares of common stock or repurchased by us will have the status of authorized but unissued shares of preferred stock, undesignated as to series.

If, at any time that any shares of Series B preferred stock are outstanding, we declare a dividend or distribution of cash, securities, properties or assets, we have agreed to simultaneously declare a dividend or distribution on shares of Series B preferred stock as if such shares were converted into shares of common stock on the record date for such dividend or distribution. No dividends or distributions will be payable to holders of shares of common stock unless the full dividends or distributions are paid to the holders of the Series B preferred stock at the same time. Dividends on the Series B preferred stock will be non-cumulative.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our business, our assets available for distribution to our stockholders will be distributed among the holders of the outstanding shares of Series B preferred stock and common stock, pro rata, in proportion to the shares of common stock then held by them and the shares of common stock which they then have the right to acquire upon conversion of the shares of Series B preferred stock then held by them, regardless of whether or not actual conversion at such time would be permissible.

The terms of the Series B preferred stock are more fully described in the certificate of designations for the Series B preferred stock. The description of the certificate of designations is qualified in its entirety by reference to the full text of the certificate of designations, which is attached as Exhibit 3.3 to this Current Report and incorporated herein by reference.

In connection with the closing of the Merger, none of the 37,850,044 shares of Series B preferred stock otherwise issuable under the Merger Agreement to the former stockholders of Eos chose to exercise appraisal rights under applicable provisions of Delaware law. Eos delivered a notice to the former stockholders of Eos to the effect that they were entitled to appraisal rights, but none of the former stockholders of Eos chose to exercise those rights within the statutory time period.

At the closing of the Merger, holders of 40,000,000 shares of our Series A preferred stock converted such shares into 100,000 shares of Series B preferred stock. As of the date of this Report there are no shares of Series A preferred stock issued and outstanding.

At the closing of the Merger, the holders of $150,000 of outstanding indebtedness converted such debt into 5,900,000 shares of Series B preferred stock, 2,805,000 shares of which were then sold to former Eos stockholders.

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Our Board of Directors has the authority, without further action by our stockholders, to designate and issue up to 56,000,000 additional shares of our preferred stock in one or more series and to fix the designation, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof. In addition, our board of directors may fix the rights, preferences and privileges of any series of our preferred stock that the board of directors may determine to issue. These rights may include a preferential return in the event of our liquidation, the right to receive dividends if declared by the board of directors, special dividend rates, conversion rights, redemption rights, superior voting rights to our common stock, the right to protection from dilutive issuances of securities, or the right to approve corporate actions. Any or all of these rights may be superior to the rights of our common stock. As a result, shares of our preferred stock could be issued with terms that could delay or prevent a change in control or make removal of our management more difficult.

Options and Warrants

As of the date of this Report we have outstanding options to purchase an aggregate of 100,000 shares of common stock, which have been issued to members of our board of directors. Each of these options has an exercise price of $2.50 per share.

As of the date of this Report we have outstanding warrants to purchase an aggregate of 295,000 shares of common stock. These warrants have an average weighted exercise price of $2.67 per share.

Nevada Anti-Takeover Statutes

Our articles of incorporation and bylaws contain provisions that may make it more difficult for a third party to acquire or may discourage acquisition bids for our Company. Our board of directors is authorized, without the action of our stockholders, to issue authorized but unissued common stock and preferred stock. The existence of undesignated preferred stock and authorized but unissued common stock enables us to discourage or to make it more difficult to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Market For Common Equity and Related Stockholder Matters

Our common stock is quoted on the OTCBB under the symbol “CLTK.OB.” Trading in our common stock has not been extensive and such trades cannot be characterized as constituting an active trading market. The following is a summary of the high and low closing prices of our common stock on the OTCBB during the periods presented, as reported on the website of the NASDAQ Stock Market. Such prices represent inter-dealer prices, without retail mark-up, mark down or commissions, and may not necessarily represent actual transactions:

	Closing Sale Price
	High	Low

Six Months Ended December 31, 2012
Second Quarter	$0.0044	$0.0021
First Quarter	0.0042	.0.0042
Year Ended December 31, 2011
Fourth Quarter	0.0072	0.0042
Third Quarter	0.0091	0.005
Second Quarter	0.009	0.004
First Quarter	0.0175	0.0063

On October 2, 2012, the closing sales price on the OTCBB for the common stock was $0.0035 as reported on the website of the NASDAQ Stock Market. As of October 3, 2012, there were 61,633,891 outstanding shares of common stock and approximately 23 stockholders of record of the common stock (not including the number of persons or entities holding stock in nominee or street name through various brokerage firms).

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•	our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our articles of incorporation.

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Equity Compensation Plan Information

The following table provides information, as of December 31, 2011, with respect to options outstanding and available under our equity compensation plans, other than any employee benefit plan meeting the qualification requirements of Section 401(a) of the Internal Revenue Code:

			Number of Securities
			Remaining Available
			for Future Issuance
	Number of Securities to		Under Equity
	be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of Outstanding	Exercise Price of	(excluding securities
	Options, Warrants and	Outstanding Options,	reflected in Column
	Rights	Warrants and Rights	A
Plan Category	(A)	(B)	(C)

Equity compensation plans approved by security holders	0	0	0

Equity compensation plans not approved by security holders	0	0	0

TOTAL	0	0	0

Recent Sales of Unregistered Securities

Merger Agreement

On October 12, 2012, pursuant to the terms of the Merger Agreement, Merger Sub merged into Eos, with Eos being the surviving entity. As a result of the Merger, Eos became a wholly-owned subsidiary of Cellteck. Upon the closing of the Merger, each issued and outstanding share of common stock of Eos was automatically converted into the right to receive one share of our Series B preferred stock. At the closing, we issued 37,850,044 shares of Series B preferred stock to the former Eos stockholders, subject to the rights of the stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law to accept cash in lieu of shares of equity securities of Cellteck.

Each share of our Series B preferred stock is convertible into 800 shares of our common stock and will automatically convert into shares of our common stock upon the filing, by us, of an amendment to our articles of incorporation for the authorization of a sufficient number of shares of common stock to convert all issued and outstanding shares of Series B preferred stock into common stock.

Prior to the closing of the transactions contemplated by the Merger Agreement, there were 61,633,891 shares of common stock and 40,000,000 shares of Series A preferred stock issued and outstanding. Simultaneously with the closing of the Merger:

•	the holders of 40,000,000 shares of our Series A preferred stock converted their shares into 100,000 shares of Series B preferred stock; and

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•	the holders of $150,000 of outstanding indebtedness converted such debt into 5,900,000 shares of Series B preferred stock, 2,805,000 shares of which were then sold to former Eos stockholders.

The securities were issued pursuant to an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”).

Following the completion of the transactions contemplated by the Merger Agreement, there were 61,633,891 shares of common stock and 43,850,044 shares of Series B preferred stock issued and outstanding (subject to the rights of the former stockholders of Eos to exercise and perfect their appraisal rights under applicable provisions of Delaware law). In connection with the closing of the Merger, none of the 37,850,044 shares of Series B preferred stock otherwise issuable under the Merger Agreement to the former stockholders of Eos chose to exercise appraisal rights under applicable provisions of Delaware law. Eos delivered a notice to the former stockholders of Eos to the effect that they were entitled to appraisal rights, but none of the former stockholders of Eos chose to exercise those rights within the statutory time period.

Indemnification of Directors and Officers

Section 78.138(7) of the Nevada Revised Statutes, or NRS, provides, with limited exceptions, that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

•	his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

•	his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

•	is not liable pursuant to NRS 78.138; or

•	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

•	is not liable pursuant to NRS 78.138; or

•	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

In addition, Section 78.751 of the NRS permits the Registrant to indemnify its directors and officers as follows:

1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by the stockholders,

•	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding,

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

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3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

•	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Certain Information Regarding Our Independent Accountants

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by us for the audit and other services provided by Madsen & Associates, our independent auditors for the years ended December 31, 2011 and 2010:

	2011	2010

Audit Fees	$10,000	$10,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$10,000	$10,000

As defined by the SEC, (i) “audit fees” are fees for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Form 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years, (ii) “audit-related fees” are fees for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “audit fees,” (iii) “tax fees” are fees for professional services rendered by our principal accountant for tax compliance, tax advice, and tax planning, and (iv) “all other fees” are fees for products and services provided by our principal accountant, other than the services reported under “audit fees,” “audit-related fees,” and “tax fees.”

Under applicable SEC rules, the audit committee (or the full board, if there is no standing audit committee) is required to pre-approve the audit and non-audit services performed by the independent auditors in order to ensure that they do not impair the auditors’ independence. The SEC’s rules specify the types of non-audit services that an independent auditor may not provide to its audit client and establish the audit committee’s responsibility for administration of the engagement of the independent auditors.

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Item 9.01 - Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

1.	Interim unaudited financial statements of Eos Petro, Inc. for the six month periods ended June 30, 2012 and 2011are included herewith as Exhibit 99.1.

2.	Audited financial statements of Eos Petro, Inc. for the year ended December 31, 2011 are included herewith as Exhibit 99.2.

(b) Pro forma financial information

1.	Unaudited Pro Forma Condensed Consolidated Financial Statements of Cellteck are included herewith as Exhibit 99.3

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(c) Exhibits

EXHIBIT INDEX

Exhibit No.	Note	Description
2.1	(1)	Agreement and Plan of Merger by and between Cellteck, Inc., a Nevada corporation, Eos Petro, Inc., a Delaware corporation, and Eos Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Cellteck, Inc., dated July 16, 2012
3.1		Articles of incorporation, as amended
3.2	(2)	Certificate of designations for Series A preferred stock
3.3		Certificate of designations for Series B preferred stock
3.4	(3)	Bylaws
4.1	(4)	Specimen stock certificate
10.1		Contribution Agreement dated May 3, 2011 between Eos Petro, Inc. and Plethora Partners LLC, as amended
10.2		Purchase and Sale Agreement dated June 6, 2011 between Eos Petro, Inc. and TEHI Illinois, LLC
10.3		Services Agreement dated July 8, 2011 between Eos Petro, Inc. Knowledge Reservoir, LLC
10.4		Letter agreement dated September 5, 2011 between Eos Petro, Inc. and DCOR
10.5		Exclusive Business Partner and Advisory Agreement dated October 3, 2011 between Eos Petro, Inc. and Baychester Petroleum Limited
10.6		Promissory note dated October 24, 2011 between Eos Petro, Inc., Nikolas Konstant and RT Holdings, LLC
10.7		Consulting agreement dated December 7, 2011 between Eos Petro, Inc., Brian Hannan and Jeff Ahlholm
10.8		Loan Agreement and Secured Promissory Note dated February 16, 2012 between Vatsala Sharma and Eos Petro, Inc.
10.9		Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing dated February 16, 2012 between Vatsala Sharma and Eos Petro, Inc.
10.10		Personal Guaranty Agreement dated February 16, 2012 between Nikolas Konstant, and Vatsala Sharma
10.11		Collateral Assignment dated February 16, 2012 between Nikolas Konstant and Vatsala Sharma
10.12		First Consolidated Amendment dated February 16, 2012 between Vatsala Sharma and Eos Petro, Inc.
10.13		Second Consolidated Amendment dated February 16, 2012 between Vatsala Sharma and Eos Petro, Inc.
10.14		Third Consolidated Amendment dated April 25, 2012 between Vatsala Sharma and Eos Petro, Inc.
10.15		Oil & Gas Operating Agreement dated June 6, 2012 between Eos Petro, Inc. and TEHI Illinois, LLC
10.16		Bridge Loan Agreement dated June 18, 2012 between Eos Petro, Inc. and Vicki Rollins
10.17		Services Agreement dated July 1, 2012 between Eos Petro, Inc. and Quantum Advisors, LLC
10.18		First Amendment and Allonge to Promissory Note dated July 10, 2012 between Eos Petro, Inc., Nikolas Konstant and RT Holdings, LLC

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10.19		Loan Agreement and Secured Promissory Note dated August 2, 2012 between Eos Petro, Inc. and 1975 Babcock, LLC
10.20		Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing dated August 2, 2012 between Eos Petro, Inc. and 1975 Babcock, LLC
10.21		Consent, Subordination and Intercreditor Agreement dated August 2, 2012 between Eos Petro, Inc., Vatsala Sharma and 1975 Babcock, LLC
10.22		Personal Guaranty Agreement dated August 2, 2012 between Nikolas Konstant, Eos Petro, Inc. and 1975 Babcock, LLC
10.23		Lease Agreement dated August 3, 2012 between Eos Petro, Inc. and 1975 Babcock Road, LLC
10.24		Lease Guaranty dated August 3, 2012 between Nikolas Konstant and 1975 Babcock Road, LLC
10.25		Employment Agreement dated September 13, 2012 between Eos Petro, Inc. and Martin Cox
10.26		Consulting Agreement dated September 24, 2012 between Eos Petro, Inc. and Plethora Enterprises, LLC
10.27		Amended and Restated Consulting Agreement dated September 25, 2012 between Eos Petro, Inc. and John Linton, as amended
10.28		Letter agreement dated September 26, 2012 between Eos Petro, Inc., 1975 Babcock, LLC and 1975 Babcock Road, LLC
10.29		Joinder Agreement dated September 26, 2012 between Eos Petro, Inc., 1975 Babcock, LLC, Vatsala Sharma and Vicki Rollins
21.1		List of subsidiaries of Cellteck, Inc.
23.1		Consent of Hahn Engineering
99.1		Interim unaudited financial statements of Eos Petro, Inc. for the six month periods ended June 30, 2012 and 2011 and Audited financial statements of Eos Petro, Inc. for the year ended December 31, 2011
99.2	(5)	Unaudited Pro Forma Condensed Consolidated Financial Statements of Cellteck, Inc.

	(1)	Previously filed on Form 8-K filed July 23, 2012, and incorporated herein by this reference.
	(2)	Previously filed on Form 10-K/A filed September 23, 2010 and incorporated herein by this reference.
	(3)	Previously filed on Form 10-12G filed May 19, 2008, and incorporated herein by this reference.
	(4)	Previously filed on Form 10-12G filed May 19, 2008, and incorporated herein by this reference.
	(5)	To be filed separately in an amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELLTECK, INC.

Dated: October 15, 2012	By:	/s/ Nikolas Konstant

Nikolas Konstant
Chief Executive Officer

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